Exhibit 15.3

TELECOMMUNICATIONS BUSINESS ACT

[Enforced on April 16, 2015] [Amended by Act No. 12761, Oct. 15, 2014, Partial Amendments]

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to contribute to the promotion of public welfare by encouraging sound development of telecommunications business and ensuring convenience to the users of telecommunications service through proper management of such business.

Article 2 (Definitions)

For the purpose of this Act, <Amended on May 19, 2011, Mar. 23, 2013, Aug. 13, 2013, Oct. 15, 2014>

1. The term “telecommunication” means sending and receiving of sign, wording, sound or image through wired, wireless, optic or other electronic means;

2. The term “telecommunication facilities” means equipment, devices, lines and other facilities necessary for telecommunication;

3. The term “telecommunication line facilities” means telecommunication line portion of the telecommunication facilities which is necessary for sending, receiving and routing telecommunication and include exchange equipment and other annexed facilities;

4. The term “commercial telecommunication facilities” means telecommunication facilities for providing telecommunication business;

5. The term “proprietary telecommunication facilities” means telecommunication facilities other than commercial telecommunication facilities that a person installs for his own telecommunication use;

6. The term “telecommunication service” means connecting of customer’s communication through the use of telecommunication facilities or providing telecommunication facilities for customer’s communication;

7. The term “telecommunication business” means the business of providing telecommunication service;

8. The term “telecommunications business operator” means a person who provides telecommunications service with holding a license or making a registration or report under this Act;

9. The term “user” means a person who has made a contract for the use of any telecommunications service with the telecommunications business operator in order to receive a provision of telecommunications service;

10. The term “universal service” means the basic telecommunications service which any user may receive at reasonable fees anytime and anywhere;

11. The term “key communication service” means the telecommunication service such as telephone and internet services which transmit or receive voice, data, image, etc. without changing their content and the telecommunication service where telecommunication line facilities is lent for transmission and receipt of voice, data, image, etc., provided, however that individual telecommunication services(individual service of telecommunication service under subparagraph 6 of Article 2) determined and announced by the Minister of Ministry of Science, ICT and Future Planning are excluded;

12. The term “value-added telecommunication services” means telecommunication services other than key communication services;

13. The term “value-added telecommunication services of a special type” means the service that falls under any of the followings:

A. The value-added telecommunication services of an online service provider of a special type under Article 104 of the Copyright Act;

B. The value-added telecommunication services that send text messages by directly or indirectly linking a text message sending system to the telecommunication facilities of a telecommunications business operator.

14. The term “telecommunication number” means identification numbers that enable to identify each of telecommunications networks, telecommunication services, regions, users, etc. by differentiating their number in order to provide or use telecommunication services.

Article 3 (Duty of Providing Services, etc.)

(1) A telecommunications business operator shall not refuse to provide any telecommunications service, without justifiable reasons.

(2) A telecommunications business operator shall guarantee the fairness, speediness and accuracy in performing his business.

(3) A fee for telecommunications service shall be reasonably fixed so as to ensure a smooth development of telecommunications business and to provide the users with convenient and diverse telecommunications services in the fair and inexpensive manner.

Article 4 (Universal Service)

(1) All telecommunications business operators shall have the obligation to provide universal service or to replenish the losses incurred by such provisions.

(2) The Minister of Ministry of Science, ICT and Future Planning may, notwithstanding the provisions of Paragraph (1), exempt the telecommunications business operator determined by the Enforcement Decree as a telecommunications business operator for whom an imposition of obligation under Paragraph (1) is deemed inadequate in view of the peculiarity of telecommunications service, or the telecommunications business operator whose turnover of telecommunications service is less than the amount as determined by the Enforcement Decree within the limit of 1/100 of total turnover of the telecommunications services, from the relevant obligations. < Amended on Mar. 23, 2013>

(3) The details of universal service shall be determined by the Enforcement Decree in consideration of the following matters:

1. Level of the development of information and communications technology;

2. Level of the dissemination of telecommunications service;

3. Public interest and safety;

4. Promotion of social welfare; and

5. Acceleration of informatization.

(4) In order to provide effective, stable universal service, the Minister of Ministry of Science, ICT and Future Planning may, in consideration of size and quality of universal service, level of price and the technical capability of a telecommunications business operator, designate a telecommunications business operator through the method and procedure prescribed by the Enforcement Decree. < Amended on Mar. 23, 2013>

(5) Under the method and procedure prescribed by the Enforcement Decree, the Minister of Ministry of Science, ICT and Future Planning may have a telecommunications business operator bear compensation for losses incurred in the course of providing universal service based on the total sales. < Amended on Mar. 23, 2013>

Article 4-2 (Telecommunications Relay Service for Disabled Persons)

(1) Operators who have to secure relay and provide services using telecommunications equipment and facilities (hereinafter the “telecommunications relay service”) pursuant to Article 21(4) of the Act on the Prohibition of Discrimination of Disabled Persons, Remedy Against Infringement of Their Rights, etc. may provide the telecommunications relay service directly to the disabled persons or indirectly by entrusting such service to the agency designated by the Minister of Ministry of Science, ICT and Future Planning.

(2) Operators who have to secure relay and provide the telecommunications relay service shall submit the plans to provide the telecommunications relay service to the Minister of Ministry of Science, ICT and Future Planning within 1 month after the commencement of every fiscal period.

(3) Operators who have been engaging or once engaged in the telecommunications relay service shall not disclose another’s secret which has come to their knowledge in the course of the practice of the service.

(4) The Minister of Ministry of Science, ICT and Future Planning may provide necessary supports including financial and technical supports to the operator who falls under one of the following:

1.	A key communications business operator who provides the telecommunications relay service directly to the disabled persons or indirectly by entrusting such service to the agency; or

2.	An agency entrusted to provide the telecommunications relay service.

(5) Details regarding the criteria, proceedings and methods of the designation of the agency under Paragraph (1) shall be set forth and publicly notified by the Minister of Ministry of Science, ICT and Future Planning.

[This Article Newly Inserted on Aug. 13, 2013]

CHAPTER II TELECOMMUNICATIONS BUSINESS

SECTION 1 General Provisions

Article 5 (Classification, etc. of Telecommunications Business)

(1) The telecommunications businesses shall be classified into a key communications business, a specific communications business and a value-added communications business.

(2) The key communications business shall be the business to install telecommunication line facilities, and thereby provide key communication services.

(3) The specific communications business shall correspond to one of the following subparagraphs:

1. Business which provides a key communications service by making use of telecommunication line facilities, etc. of a person who has obtained a license for key communications business under Article 6 (hereinafter referred to as a “key communications business operator”); and

2. Business which installs the telecommunications facilities in the premises as determined by the Enforcement Decree, and provides a telecommunications service therein by making use of the said facilities.

(4) The value-added communications business shall be the business providing value-added communication services.

SECTION 2 Key Communications Business

Article 6 (License etc. of Key Communications Business Operator)

(1) A person who intends to run a key communications business shall obtain a license from the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013>

(2) The Minister of Ministry of Science, ICT and Future Planning shall, in granting a license under Paragraph (1), comprehensively examine the matters falling under each of the following subparagraphs: < Amended on Mar. 23, 2013>

1. Financial capability necessary for implementing the key communication service plan;

2. Technical capability necessary for implementing the key communication service plan,

3. Plans for a user protection;

4. Other matters relevant to capacity for providing stable key communication services as determined under the Enforcement Decree of the Act.

(3) The Minister of Ministry of Science, ICT and Future Planning may formulate every year a master plan for licenses for key communications business operators by considering the results of the evaluation of competition among key communications business operators under Article 34(2) and by considering the plan for the utilization of frequencies under Article 8(3)2 of the Radio Waves Act. <Newly Inserted on Oct. 15, 2014>

(4) A person, who desires to newly conduct a key communications business after obtaining allocation of frequencies under Article 10 of the Radio Waves Act, shall file an application for allocation of frequencies, together with an application for license of key communications business, with The Minister of Ministry of Science, ICT and Future Planning after a public announcement about allocation of frequencies. <Newly Inserted Oct. 15, 2014>

(5) The Minister of Ministry of Science, ICT and Future Planning shall set forth the detailed examination criteria by examining item under Paragraph (2), period for license and outline of application for license, and make a public announcement thereof. < Amended on Mar. 23, 2013, Oct. 15, 2014>

(6) The Minister of Ministry of Science, ICT and Future Planning may, in case where it grants a license for key communications business under Paragraph (1), attach the conditions necessary for the promotion of fair competition, protection of users, improvement of service quality and efficient employment of resources for information and communication, in this case such conditions shall be published on its official publication and official webpage. < Amended on Mar. 23, 2013, Oct. 15, 2014>

(7) A person subject to a license under Paragraph (1) shall be limited to a juristic person. <Amended on Oct. 15, 2014>

(8) Procedures for a license under Paragraph (1) and other necessary matters shall be determined by the Enforcement Decree. < Amended on Oct. 15, 2014>

Article 7 (Reasons for Disqualification for License)

Persons falling under each of the following subparagraphs shall not be entitled to obtain the license for a key communications business as referred to in Article 6:

1. The State or local governments;

2. Foreign governments or foreign corporations; and

3. Corporations whose stocks are owned by foreign governments or foreigners in excess of the restrictions on stock possessions as referred to in Article 8 (1).

Article 8 (Restrictions on Stock Possessions of Foreign Governments or Foreigners)

(1) The stocks of a key communications business operator (excluding non-voting class of stocks under Article 344-3(1) of the Commercial Act, and including the stock equivalents with voting rights, such as stock depositary receipts, etc. and investment equities; hereinafter the same shall apply) shall not be owned in excess of 49/100 of the gross number of issued stocks, when adding up all of those owned by the foreign governments or foreigners. < Amended on Aug. 13, 2013>

(2) A corporation, whose largest stockholder under Article 9(1)1 of the Capital Markets and Financial Investment Business Act (hereinafter the “largest shareholder”) is a foreign government or a foreigner (including, throughout this Act, a specially-related person under Article 9(1)1 of the same Act) and whose largest shareholder owns more than 15/100 of the gross number of its issued stocks (hereinafter referred to as the “fictitious corporation of foreigners”), shall be regarded as a foreigner. < Amended on Aug. 13, 2013>

(3) A corporation that falls under one of the following subparagraphs shall not be regarded as a foreigner, even if it is equipped with the requirements as referred to in Paragraph (2). Provided that this shall not apply to the foreigners under Article-1(3) and Article 86(3): < Amended on Aug. 13, 2013>

1.	A corporation holding less than 1/100 of the gross number of stocks issued by the key communications business operator; or

2.	A corporation whose Largest Shareholder is a foreign government which is a signatory nation to a free trade agreement entered effect into between the Republic of Korea and one or more other countries and set forth and publicly notified by the Minister of Ministry of Science, ICT and Future Planning or a foreigner and whose Largest Shareholder owns more than 15/100 of the gross number of its issued stocks but decided by the Minister of Ministry of Science, ICT and Future Planning as not being harmful to public interest after the examination of public interest under Article 10.

Article 9 (Grounds for Disqualifying Officers)

(1) Any person falling under each of the following subparagraphs shall be disqualified to serve as an officer of any key communications business operator: < Amended on Oct. 15, 2014>

1. A minor/incompetent person under the adult guardianship, or a quasi-incompetent person under the limited guardianship;

2. A person who has yet to be reinstated after having been declared bankrupt;

3. A person who has been sentenced to imprisonment without prison labor or a heavier punishment on charges of violating this Act, the Framework Act on Telecommunications, the Radio Waves Act or the Act on Promotion of Information and Communications Network Utilization and Information Protection (excluding matters not directly related to telecommunication business, hereinafter “this Act, etc.”), and for whom three years have yet to pass from the date on which the execution of the sentence is terminated (including a case where the execution of the sentence is deemed to be terminated) or the execution of the sentence is exempted;

4. A person who is in a stay period after having been sentenced to a stay of the execution of the imprisonment without prison labor or a heavier punishment on charges of violating this Act, etc.;

5. A person who has been sentenced to a fine on charges of violating this Act, etc. and for whom one years have yet to pass from the date of such sentence;

6. A person who has been subject to a disposition taken to revoke all or part of his permission in accordance with Article 20 (1), a disposition taken to revoke his registration in accordance with Article 27 (1) or an order given in accordance with Paragraph (2) of the same Article to discontinue his business and for whom three years have yet to pass from the date of such disposition or order. In the case of a corporation, the person refers to the person who commits the act of causing the disposition to revoke permission, the disposition to revoke registration or the order to discontinue business, and its representative.

(2) In the event that any officer is found to fall under each subparagraph of Paragraph (1) or is found to fall under each subparagraph of Paragraph (1) at the time that he is selected and appointed as an officer, he shall rightly resign from the office.

(3) Any act in which any officer has been involved prior to his resignation under Paragraph (2) shall not lose its legal efficacy.

Article 10 (Examination of Public Interest Nature of Stock Acquisition, etc. by Key Communications Business Operator)

(1) The Public Interest Nature Examination Committee (hereinafter referred to as the “Committee”) shall be established in the Ministry of Science, ICT and Future Planning in order to make an examination regarding whether or not what falls under each of the following subparagraphs impedes the public interests as prescribed by the Enforcement Decree (hereinafter referred to as the “examination of public interest nature”), such as the national safety guarantee and maintenance of public peace and order, etc.: < Amended on Mar. 23, 2013, Aug. 13, 2013>

1. Where the principal comes to own not less than 15/100 of the gross number of stocks issued by a key communications business operator, when adding up those owned by the specially-related person as referred to in Article 9 Paragraph (1) subparagraph 1 of the Capital Market Integration Act (hereinafter referred to as the “specially-related person”);

2. Where the largest stockholder of a key communications business operator is altered;

3. Where a key communications business operator or any stockholder of a key communications business operator concludes a contract for important management matters as prescribed by the Enforcement Decree, such as the appointment and dismissal of executives and the transfer or takeover, etc. of business of the relevant key communications business operator, with a foreign government or a foreigner;

4. Other cases as prescribed by the Enforcement Decree, where there exists a change in the persons who have de facto management rights of a key communications business operator. < Amended on Aug. 13, 2013>

(2) Where a key communications business operator or any stockholder of a key communications business operator comes to fall under each of subparagraphs of Paragraph (1), he shall file a report thereon with the Minister of Ministry of Science, ICT and Future Planning within thirty days from the time when such a fact took place. < Amended on Mar. 23, 2013>

(3) Where a key communications business operator or any stockholder of a key communications business operator is to come to fall under each of subparagraphs of Paragraph (1), he may, prior to the said situation, request the Minister of Ministry of Science, ICT and Future Planning to make an examination as referred to in Paragraph (1). < Amended on Mar. 23, 2013>

(4) Where the Minister of Ministry of Science, ICT and Future Planning has received a report as referred to in Paragraph (2) or a request for examination as referred to in Paragraph (3), it shall refer it to the Committee. < Amended on Mar. 23, 2013>

(5) Where the Minister of Ministry of Science, ICT and Future Planning judges that there exists a danger of impeding the public interests by the cases falling under each of subparagraphs of Paragraph (1) in view of the result of examination as referred to in Paragraph (1), it may order the alteration of contract detail and suspension of its implementation, the suspension of exercise of voting rights, or the sale of relevant stocks. < Amended on Mar. 23, 2013>

(6) The scope of key communications business operators who have to report as referred to in Paragraph (2) or (3), or can request the examination of public interest shall be as following: < Amended on Aug. 13, 2013>

1.	Key communications business operators operating and managing important communications provided in Subparagraph 3 of Article 92(2);

2.	Key communications business operators owning man-made satellites in which space stations under Article 20-2(3) of the Radio Waves Act and Subparagraph 30 of Article 29 of the Enforcement Decree of the same Act are established

3.	Key communications business operators designated as the key communications business operators in Subparagraph 1 and 3 of Article 35(2), Article 39(3), Article 41(3) and Article 42(3) and publicly notified by the Minister of Ministry of Science, ICT and Future Planning;

4.	Key communications business operators providing telecommunication services by utilizing the frequencies allotted under the Radio Waves Act, provided that any key communications operators whose turnover of telecommunications service of the preceding year is less than the amount as determined by the Enforcement Decree in consideration of the market conditions, market share etc. shall be excluded; and

5.	Key communications business operators whose turnover of telecommunications service of the preceding year is more than KRW 30,000,000,000 and at the same time, exceeds the amount publicly notified by the Minister of Ministry of Science, ICT and Future Planning in consideration of the market conditions, market share etc. < Newly Inserted on Aug. 13, 2013>

(7)	Proceedings and details regarding the report and the examination of public interest in Paragraph (2) or (3) shall be stipulated by the Enforcement Decree. < Newly Inserted on Aug. 13, 2013>

Article 11 (Composition and Operation, etc. of Public Interest Nature Examination Committee)

(1) The Committee shall consist of not less than five but not more than fifteen members including one Chairman. < Amended on Aug. 13, 2013>

(2) One of the Vice Ministers of Science, ICT and Future Planning nominated by the Minister of Ministry of Science, ICT and Future Planning shall hold office as the Chairman, and the members shall be the persons commissioned by the Chairman from among the public officials ranking Grade III or higher grade of related central administrative agencies or public officials who belong to senior executive service as specified by the Enforcement Decree of the Act, and falling under each of the following subparagraphs: < Amended on Mar. 23, 2013>

1. Persons having profound knowledge and experiences in the information and communications;

2. Persons recommended by the Government-contributed research institutes relating to the national safety guarantee and maintenance of public peace and order;

3. Persons recommended by the nonprofit non-governmental organizations as referred to in Article 2 of the Assistance for Nonprofit Non-Governmental Organizations Act;

4. Other persons deemed necessary by the Chairman.

(3) The Committee may conduct necessary investigations for the examination of public interest nature, or request the interested parties or the reference witnesses to provide the data. In such case, the relevant interested parties or the reference witnesses shall comply with it unless they have any justifiable reasons.

(4) Where the Committee deems it necessary, it may have the interested parties or the reference witnesses attend the Committee, and hear their opinions. In such case, the relevant interested parties or the reference witnesses shall comply with it unless they have any justifiable reasons.

(5) Matters necessary for the organization or operation, etc. of the Committee shall be prescribed by the Enforcement Decree.

Article 12 (Restrictions, etc. on Stockholders of Excessive Possession)

(1) Where a foreign government or a foreigner has acquired the stocks in contravention of the provisions of Article 8 (1), no voting rights shall be exercised for the stocks under the said excessive possession.

(2) The Minister of Ministry of Science, ICT and Future Planning may order the stockholder who has acquired stocks in contravention of the provisions of Article 86 (1), a key communications business operator wherein exists the said stockholder, or the stock-holder of the fictitious corporation of foreigners, to make corrections in the relevant matters, with specifying the period within the limit of six months < Amended on Mar. 23, 2013>

(3) Persons subjected to the order for corrections as referred to in Paragraph (2) shall make corrections in the relevant matters within the specified period.

(4) With regard to the stockholder in contravention of the provisions of Article 8 (1), a key communications business operator may refuse any renewals for the excessive portion in the register of stockholders or of members.

Article 13 (Charge for Compelling Execution)

(1) Against the persons who were subjected to the orders as referred to in Articles 10 (5) or 12 (2) or 18 (8) (hereinafter referred to as the “corrective orders”) and has failed to comply with them within the specified period, the Minister of Ministry of Science, ICT and Future Planning may levy the charge for compelling the execution. In such case, the charge for compelling the execution leviable per day shall be not more than 3/1,000 of purchase prices of relevant possessed stocks, but in the case not related with the stock possession, it shall be the amount not exceeding 100 million won. < Amended on Mar. 23, 2013>

(2) The period subject to a levy of the charge for compelling the execution as referred to in Paragraph (1) shall be from the day next to the date of expiration of the period set in the corrective orders to the date of implementing the corrective orders. In such case, a levy of the charge for compelling the execution shall be made within 30 days from the day next to the expiration date of the period set in the corrective orders, except for the case where there exists a special reason.

(3) Provisions of Article 53 (5) and (7) shall apply mutatis mutandis to the collection of the charge for compelling the execution. < Amended on Oct. 15, 2014>

(4) Matters necessary for the levy, payment, refund, etc. of the charge for compelling the execution shall be prescribed by the Enforcement Decree.

Article 14 (Issuance of Stocks)

A key communications business operator shall, in a case of an issuance of stocks, issue the registered ones.

Article 15 (Obligation of Commencing Business)

(1) A key communications business operator shall install telecommunications facilities and commence business within the period as fixed by the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013>

(2) The Minister of Ministry of Science, ICT and Future Planning may, in case where the said business operator is unable to commence business within the period under Paragraph (1) due to force majeure and other unavoidable reasons, extend the relevant period only once, upon an application of the key communications business operator. < Amended on Mar. 23, 2013>

Article 16 (Modification of License)

(1) Where a key communications business operator intends to modify the important matters prescribed by the Enforcement Decree from among the matters licensed under Article 6, he shall obtain a modified license from the Minister of Ministry of Science, ICT and Future Planning, under the conditions as prescribed by the Enforcement Decree. < Amended on Mar. 23, 2013>

(2) The provisions of Article 6 (6) and Article 15 shall be applicable mutatis mutandis to a modified license for change under Paragraph (1). < Amended on Oct. 15, 2014>

Article 17 (Concurrent Operation of Business)

(1) A key communications business operator shall, in case where he intends to run any of the businesses set forth in the following subparagraphs, obtain approval from the Minister of Ministry of Science, ICT and Future Planning: Provided that, this provision shall not apply to any key communications business operator with less than 30,000,000,000 Korean Won in turnover of services. < Amended on Mar. 23, 2013>

1. Communications equipment manufacturing business;

2. Information and communications construction business pursuant to Paragraph 3 of Article 2 of the Information and Communications Work Business Act (excluding renovation and consolidation work for electronic telecommunications network);

3. Service business pursuant to subparagraph 6 of Article 2 of the Information and Communications Work Business Act (excluding renovation and consolidation of electronic telecommunications network).

(2) The Minister of Ministry of Science, ICT and Future Planning shall grant approval under Paragraph (1), in case where deemed that a key communications business operator is not likely to cause any impediments to the operation of telecommunications service by running a business under Paragraph (1), and that it is required for the development of telecommunications. < Amended on Mar. 23, 2013>

Article 18 (Takeover of Business and Merger of Juristic Persons etc.)

(1) Any person who belongs to any one of the categories set forth in the following Paragraphs shall obtain an authorization from the Minister of Ministry of Science, ICT and Future Planning under the conditions as prescribed by the Enforcement Decree: Provided, notwithstanding subparagraph 3 below, that in case that person sells telecommunications circuit installations except the ones prescribed by the Enforcement Decree, he shall report it to the Minister of Ministry of Science, ICT and Future Planning under the conditions as determined by the Enforcement Decree < Amended on Mar. 23, 2013>

1. Any person who takes or intends to take over the whole or part of a business of a key communications business operator;

2. Any person who intends to merge with a juristic person which is a key communications business operator;

3. Any key communications business operator intending to sell the telecommunications circuit installations necessary for provision of key communications service;

4. Any person who, along with a certain related person intends to become the [largest shareholder of a key communications business operator or own 15% of more of the issued shares of the key communications business operator;

5. Any person seeking to acquire control over a key communication business operator by acquiring shares or entering into an agreement, as specified by the Enforcement Decree of the Act;

6. Any key communication business operator seeking to establish a company to provide part of the key communication services provided under authorization through such company.

(2) The Minister of Ministry of Science, ICT and Future Planning shall, in case where it intends to grant authorization or approval under Paragraph (1), comprehensively examine the matters falling under each of the following subparagraphs. Provided, however, that the Minister may omit some part of the examination in case the impact of a takeover of a key communications business, a merger with a key communications business, etc. is negligible on competition among key communications business operators. <Amended on Mar. 23, 2013, Oct. 15, 2014>

1. Appropriateness of management of resources for information and communications, such as frequencies and telecommunications numbers, etc.;

2. Impact on the competition of key communications business;

3. Impact on the protection of users and the public interests; and

4. Impact on public interests, such as the use of telecommunications facilities and communication networks, efficiency of research and development and international competitive power of the communications industry, etc.

(3) Matters necessary for the detailed examination standards by examination items and the examination procedures, etc. under Paragraph (2) shall be fixed and publicly announced by the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013>

(4) Any person falling under any of the following shall succeed to the telecommunication licensee status of the key communication business operator:

1. Any person who has taken over the business of a key communications business operator by obtaining an authorization under Paragraph (1);

2. Any juristic person surviving a merger or that established by a merger, or that established by obtaining an authorization under Paragraph (2);

3. Any company incorporated to provide part of key communication services with the approval under Paragraph (1)6.

(5) The Minister of Ministry of Science, ICT and Future Planning may, in case where it grants authorization or authorization under Paragraph (1), attach conditions under Article 6(6). < Amended on Mar. 23, 2013, Oct. 15, 2014>

(6) The Minister of Ministry of Science, ICT and Future Planning shall, in case where it intends to grant an authorization under Paragraph (1), go through a consultation with the Fair Trade Commission. < Amended on Mar. 23, 2013>

(7) In regard to the criteria for rejection of authorization in Paragraph (1), Article 7 shall be applicable mutatis mutandis.

(8) In the event any person/entity subject to Article 1(4) or (5) fails to acquire the permit pursuant thereto, the Minister of Ministry of Science, ICT and Future Planning may order suspension of its voting right or sale of the applicable shares, and if the conditions attached under Paragraph (5) are not carried out, may order such performance within a specific time frame. < Amended on Mar. 23, 2013>

(9) A person seeking authorization under Paragraph (1) shall not do each of the following:

1. Unify communications networks;

2. Appoint officers;

3. Execute other activities such as transferring, consolidating, entering into contract concerning disposing of facilities; or

4. Take follow-up measures regarding establishment of a company prior to obtaining such authorization or approval.

(10) Where any person falling under Paragraph (1) is subject to the examination on public benefits, he/.she may present the documents required to be submitted for the examination on public benefits, when applying for authorization under Paragraph (1).

(11) Cases in which the impact on competition among key communications business operators is negligible under the proviso of Paragraph (2), and matters necessary for the procedure of omitting some part of examination shall be determined by the Enforcement Decree. <Newly Inserted on Oct. 15, 2014>

Article 19 (Suspension, Closedown of Business or Dissolution of Juristic Persons, etc.)

(1) A key communications business operator shall, in case where he intends to suspend or discontinue the whole or part of a key communications business run by him, as specified by the Enforcement Decree of the Act notify the users at least 60 days prior to the date of termination and obtain approval of such suspension or discontinuation from the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013>

(2) In the event separate measures of protection is deemed to be necessary for the protection of users upon suspension or discontinuance of the relevant key communications business, the Minister of Ministry of Science, ICT and Future Planning may order such measures (including assistance for membership change, bearing expenses, termination of membership) to be taken. < Amended on Mar. 23, 2013>

(3) The Minister of Ministry of Science, ICT and Future Planning shall, in case where an application for approval or authorization under Paragraph (1) is made, grant the relevant approval or authorization, except for each of the following subparagraphs. <Amended on Oct. 15, 2014>

1. Where there is a flaw in the documents required by the Enforcement Decree, including the details of the business intended to be suspended or discontinued and the drawing of business area;

2. Where the notice to users regarding suspension or discontinuance plan is considered inappropriate;

3. Where suspension or discontinuance is expected to inflict significant damage to users due to insufficient user protection measures and insufficient implementation of the said measures;

4. Where it is recognized that it is urgently needed to maintain a relevant key communications business to respond to a war or engagement or other similar national emergencies or to prevent or recover from a serious disaster.

Article 20 (Cancellation of License, etc.)

(1) The Minister of Ministry of Science, ICT and Future Planning may, in case where a key communications business operator falls under any one of the following subparagraphs, cancel the relevant license or give an order to suspend the whole or part of business with fixing a period of no more than one year, provided that the license shall be cancelled entirely or partially if Paragraph 1 is applicable: < Amended on Mar. 23, 2013, Oct. 15, 2014>

1. Where he has obtained a license by deceit and other illegal means;

2. Where he has failed to implement the conditions under Articles 6 (6) and 18 (5);

3. Where he has failed to observe the orders under Article 12 (2);

4. Where he has failed to commence business within the period under Article 15 (1) (in case of obtaining an extension of the period under Article 15 (2), the extended period);

4-2. Where he has failed to continuously provide key communications services for the period exceeding the period as determined by the Enforcement Decree without obtaining approval under Article 19(1);

5. Where he has failed to comply with the standardized use contract, that is authorized or reported under Article 28 (1) and (2); and

6. Where he fails to comply with an order for correction under Article 52 (1) or Article 92 (1) without any justifiable reasons.

(2) Criteria and procedures for the dispositions under Paragraph (1) and other necessary matters shall be determined by the Enforcement Decree.

(3) In case the Minister of Ministry of Science, ICT and Future Planning cancels all or part of a license or orders the suspension of all or part of a business under Paragraph (1), the Minister may order user protection measures under Article 19(2). <Newly Inserted on Oct. 15, 2014>

SECTION 3 Specific Communications Business and Value-Added Communications Business

Article 21 (Registration of Specific Communications Business Operator)

(1) A person who intends to operate a specific communications service shall register the following matters with the Minister of Ministry of Science, ICT and Future Planning (including registration through information network) under the conditions as determined by the Enforcement Decree: < Amended on Mar. 23, 2013>

1. Financial and technical capability;

2. Plans for a user protection; and

3. Business plans, etc. and other matters as determined by the Enforcement Decree.

(2) The Minister of Ministry of Science, ICT and Future Planning may, upon receipt of the registration of a specific communications business under Paragraph (1), attach the conditions necessary for the promotion of fair competition, protection of users, improvement of service quality and efficient employment of resources for information and communication.

(3) The Minister of Ministry of Science, ICT and Future Planning shall accept the registration under Paragraph (1) unless the person falls under one of the following subparagraphs. <Amended on Oct. 15, 2014>

1. Where matters provided in each subparagraph of Paragraph (1) are not satisfied;

2. Where there is a flaw in the documents required by the Enforcement Decree including the articles of incorporation of a company and the standardized use contract;

3. Where the applicant for registration is not a corporation.

(4) A person subject to the registration of specific communications business under Paragraph (1) shall be limited to a juristic person.

(5) A person who registered his specific communications business under Paragraph (1) (hereinafter referred to as a “specific communications business operator”) shall commence operation within 1 year from the registration date.

(6) Procedures and requirements for the registration under Paragraph (1) and other necessary matters shall be determined by the Enforcement Decree.

Article 22 (Report, etc. of Value-Added Communications Business Operator)

(1) A person who intends to run a value-added communications business shall report to the Minister of Ministry of Science, ICT and Future Planning (including reports via information network), according to the requirements and procedures as prescribed by the Enforcement Decree: < Amended on Mar. 23, 2013, Oct. 15, 2014>

(2) Notwithstanding Paragraph (1), a person who intends to run a value-added communications business shall register under the Minister of Ministry of Science, ICT and Future Planning (including reports via information network), by fulfilling below each item: <Newly inserted on May 19, 2011, Mar. 23, 2013, Oct. 15, 2014>

1. Plan for implementation of technical measures for performance of Article 22(3)1, Articles 42, 42-2, 42-3, and 45 of the Act on Promotion of Utilization of Information System and Protection of Information, and Article 104 of the Copyright Act (This subparagraph shall apply only to the person who falls under Article 2(13)A);

1-2. Plan for implementation of technical measures to prevent caller’s telephone number from being falsely displayed via alteration, etc. thereof (This subparagraph shall apply only to the person who falls under Article 2(13)B);

2. Personnel and physical facilities necessary for work performance;

3. Financial solvency; and

4. Other matters determined by the Enforcement Decree such as business plan.

(3) When the Minister of Ministry of Science, ICT and Future Planning has received an application for registration of value-added communications business pursuant to Paragraph (2), the Minister may add conditions necessary for the performance of a plan pursuant to subparagraph 1 or 1-2 of the same Paragraph. <Newly Inserted on May 19, 2011, Mar. 23, 2013, Oct. 15, 2014>

(4) Notwithstanding Paragraph (1), if a person falls under any of the following subparagraphs, the person shall be deemed to have reported his/her value-added communications business. <Amended on Oct. 15, 2014>

1.	A person who intends to carry on small-scale value-added communications business, whose capital, etc. fall under the criteria set by the Enforcement Decree;

2. A key communications business operator who intends to carry on a value-added communications business.

(5) A person who reported value-added communications business under Paragraph (1) and a person who registered value-added communications business under Paragraph (2) shall commence operation within 1 year from the reporting or registration date. <Amended on May 19, 2011, Oct. 15, 2014>

(6) A report pursuant to Paragraph (1), registration requirements and procedures pursuant to Paragraph (2) and other necessary matters shall be determined by the Enforcement Decree. <Newly Inserted on May 19, 2011, Oct. 15, 2014>

Article 22-2 (Reasons for Disqualification from Registration)

Any person or legal entity not exceeding three years from the date of registration cancelation pursuant to Article 27(2) or a person who was the majority shareholder of such corporation (investors determined by the Enforcement Decree) at the time of such cancelation may not make a registration pursuant to Article 22(2).

[This Article Newly Inserted on May 19, 2011]

Article 22-3 (Technical Measures, etc. of Value-Added Communications Business of a Special Type)

(1) A person who has registered a value-added communications business of a special type under Article 22(2) (hereinafter refer to “value-added communications business of a special type” in this article), and who falls under Article 2(13)A, shall take technical measures determined by the Enforcement Decree to prevent circulation of unlawful information under Article 44-7(1)1 of the Act on Promotion of Information and Communications Network Utilization and Information Protection, Etc.

(2) No person shall intentionally or negligently incapacitate—via removal or alteration, or circumvention of—the technical measures of Paragraph (1) without reasonable authority, except for any of the following cases:

1. Where it is necessary for central administrative agencies or local governments to conduct work under laws and regulations;

2. Where it is necessary for an investigative agency, or a chief information protection officer, National Internet Development Agency, etc. under the Act on Promotion of Information and Communications Network Utilization and Information Protection, Etc. to respond to the occurrence of information and communications network infringements including computer hacking.

(3) A person who carries on a value-added communications business of a special type (limited to the person who falls under Article 2(13)A) shall ensure that the status of operation and management of the technical measures of Paragraph (1) is automatically recorded in a system, and shall keep the record for the period determined by the Enforcement Decree.

(4) The Korea Communications Commission may order its officials to examine the status of operation and management of the technical measures of Paragraph (1), or order a person carrying on a value-added communications business of a special type to submit necessary documents including the record of Paragraph (3). In this case, Article 51 shall apply mutatis mutandis to the examination procedure and method.

[This Article Newly Inserted on Oct. 15, 2014]

Article 23 (Modification of Registered or Reported Matters)

Specific communications business operator a person who has made a report of a value-added communications business operator under Article 22(1) or has registered value-added communications business under Paragraph (2) of the same Act shall, when he intends to modify the matters as determined by the Enforcement Decree from among the relevant registered or reported matters, make in advance a modified registration or modified report (including modified registration or modified report through information network) to the Minister of Ministry of Science, ICT and Future Planning under the conditions as prescribed by the Enforcement Decree. <Amended on May 19, 2011, Mar. 23, 2013, Oct. 15, 2014>

Article 24 (Transfer or Takeover, etc. of Business)

In case where there exists a transfer or takeover of the whole or part of a specific communications business or a value-added communications business, or a merger or succession of a juristic person which is a specific communications business operator or a value-added communications business operator (a person who has reported value-added communications services pursuant to Article 22(1), has registered value-added communications services pursuant to Paragraph (2) of the same Act, or is deemed to have made such reporting under Paragraph (4) of the same Article, hereinafter refer to the same), each of the following persons shall make the report thereon (including reports through information network) to the Minister of Ministry of Science, ICT and Future Planning, according to the requirements and procedures as prescribed by the Enforcement Decree. Provided, however, the foregoing shall not apply to such person who is regarded as having reported a value-added communications business under Article 22(4) due to the transfer or takeover of the whole or part of a value-added communications business or due to the merger or succession of a juristic person who is a value-added communications business operator. <Amended on May, 19, 2011, Mar. 23, 2013, Oct. 15, 2014, Oct. 15, 2014>

1. A person who has taken over the relevant business,

2. The juristic person surviving the merger, the juristic person founded by the merger, or

3. The successor to the business in question

Article 25 (Succession of Business)

In case where there have existed a transfer or takeover of a specific communications business or a value-added communications business, a merger of a juristic person which is a specific communications business or a value-added communications business operator, or a succession of a value-added communications business, under Article 24, each of the following persons shall succeed to the status of a former specific communications business operator or a value-added communications business operator.

1. A person who has taken over the business;

2. A juristic person surviving a merger, or a juristic person founded by a merger; or

3. A successor of the relevant business.

Article 26 (Suspension or Closedown, etc. of Business)

(1) A specific communications business operator or a value-added communications business operator shall, in case where he intends to suspend or close down the whole or part of his business, in a manner determined in the Enforcement Decree of the Act, notify the relevant contents to the users of relevant services, and report thereon to the Minister of Ministry of Science, ICT and Future Planning (including reports through information network) not later than thirty days prior to the slated date of the relevant suspension or closedown In this case, the business shall not be maintained for more than 1 year. < Amended on Mar. 23, 2013>

(2) Where a juristic person which is a specific communications business operator or a value-added communications business operator is dissolved for reasons other than a merger, a relevant liquidator (referred to a trustee in a bankruptcy, when it is dissolved by bankruptcy) shall report thereon without delay to the Minister of Ministry of Science, ICT and Future Planning (including reports through information network). < Amended on Mar. 23, 2013>

Article 27 (Cancellation of Registration and Order for Closedown of Business)

(1) The Minister of Ministry of Science, ICT and Future Planning may, when a specific communications business operator falls under any of the following subparagraphs, cancel his registration wholly or partially, or suspend his business wholly or partially by specifying the period of not more than one year: Provided, That when he falls under the subparagraph 1, the Minister of Ministry of Science, ICT and Future Planning shall cancel his registration: < Amended on Mar. 23, 2013>

1. Where he makes a registration by deceit and other illegal means;

2. Where he fails to implement the conditions under Article 21 (2);

3. Where he fails to commence business within one year from the date on which a registration was made under Article 21 (4), or in violation of the latter part of Article 26(1) continually suspends business operation for not less than one year;

4. Where he fails to comply with an order under Article 52 (1) or an order for correction Article 92 (1) without any justifiable reasons;

(2) The Minister of Ministry of Science, ICT and Future Planning may, when a value added communications business operator falls under any of the following subparagraphs, issue an order to him for a closedown of the whole or part of business (in case of a special type of value-added telecommunications business operator, the cancelation of the whole or part of the registration) or for a suspension of the whole or part of business by specifying a period of not more than one year: Provided, That where he falls under any one of the following subparagraphs, the said Minister shall issue an order to him for a closedown of whole or part of business <Amended on May 19, 2011, Mar. 23, 2013, Oct. 15, 2014>:

1. Where he makes a report or registration by deceit and other illegal means;

2. Where he fails to perform conditions under Article 22(3);

3. Where he fails to commence the business within one year from the reporting or registration date under Article 22(5), or in violation of the latter part of Article 26(1) suspend the business operation for not less than one year;

3-2. Where there is a request from the Korea Communications Commission because the business operator failed to take technical measures under Article 22(3)1.

4. Where he fails to comply with an order under Article 52 (1) or a correction order under Article 92 (1) without any justifiable reasons;

5. Where he fails to comply with an order under Article 64(4) of the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc. without any justifiable reasons; and

6. Where a person who had been punished by a fine for negligence more than three times pursuant to Article 142(1) and Article 142(2)3 became subject to the disposition of fine for negligence again and where the Minister of Culture, Sports and Tourism requests after the deliberation of the Korea Copyright Commission pursuant to Article 112 of the same Act.

(3) Criteria and procedures for dispositions taken under Paragraph (1) or (2) and other necessary matters shall be determined by the Ordinance of the Ministry of Information and Communication.

CHAPTER III TELECOMMUNICATIONS SERVICE

Article 28 (Report, etc. of Standardized Use Contract)

(1) A key communications business operator shall set forth the fees and other terms for use by service with respect to the telecommunications service which he intends to provide (hereinafter referred to as the “standardized use contract”), and report thereon (including a modified report) to the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013>

(2) Notwithstanding Paragraph (1), in a case of a key communications service whose size of business and market share correspond to the standards as determined by the Enforcement Decree, it shall obtain an authorization of the Minister of Ministry of Science, ICT and Future Planning (including a modified authorization), provided that, any decrease in the service-specific charges included the approved standard terms and conditions of usage shall be reported to the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013>

(3) In regard to the main body of Paragraph (2), the Minister of Ministry of Science, ICT and Future Planning shall authorize the standardized use contract, if it falls under the criteria of every following subparagraph: < Amended on Mar. 23, 2013>

1. Fees for telecommunications service shall be reasonably calculated considering but not limited to costs of supply, profits, classification of costs/ profits by labor, cost savings achieved by methods of provision of labor, and effects on fair competitive environments;

2. Matters concerning the responsibility of key communications business operators and relevant users, cost-sharing methods concerning the installation work of telecommunications facilities and other works shall not be unreasonably disadvantageous to users.

3. Forms of use of telecommunication line facilities by other telecommunications business operators or users shall not be unduly restricted;

4. Undue discriminatory treatments shall not be made to specific persons; and

5. Matters on securing the important communications under Article 85 shall take into consideration matters such as achieving efficient performance of State’s function.

(4) A person intending to acquire the approval under Paragraph (!) and (2) or file a report with respect to the telecommunications services shall submit the supporting data for calculation of fee (including subscription fee, basic fee, usage fee, value-added service fee, and actual expense). In case of business change, a table comparing the old (before change) and new (after change) supporting data should be submitted to the Minister of Ministry of Science, ICT and Future Planning for comparison. < Amended on Mar. 23, 2013>

(5) Details necessary and not otherwise specified in Paragraphs (1) through (4) in regard to the scope of and procedures of reporting and authorization shall be specified under the Enforcement Decree of the Act.

Article 29 (Reduction or Exemption of Fees)

A key communications business operator may reduce or exempt the fees for telecommunications service under the conditions prescribed by the Enforcement Decree, such as national security guarantee, disaster relief, social welfare and public interest.

Article 30 (Restriction on Use by Others)

No person shall intermediate other’s communications or provide for other’s communications by making use of telecommunications services provided by a telecommunications business operator: Provided, that the same shall not apply to the case falling under any of the following subparagraphs:

1. Where it is needed to ensure the prevention and rescue from disaster, traffic and communication, and the supply of electricity, and to maintain order in a national emergency situation;

2. Where telecommunications services are incidentally rendered to clients while running a business other than the telecommunications business;

3. Where it is allowed to use on a trial basis for the purpose of developing and marketing telecommunications facilities, such as terminal devices, etc. which enable to use the telecommunications services;

4. Where any user permits any third party to use to the extent that the latter does not use repeatedly; and

5. Where it is necessary for the public interests or where the business run by any telecommunications business operator is not impeded, which is prescribed by the Enforcement Decree.

Article 31 (Use of Transmission or Line Equipment, etc.)

(1) The composite cable TV business operator, transmission network business operator, or relay cable broadcasting business operator under the Broadcasting Act may provide the transmission or line equipment or the cable broadcasting equipment possessed under the methods prescribed by the Enforcement Decree to the key communications business operators.

(2) The composite cable TV business operator, transmission network business operator, or relay cable broadcasting business operator under the Broadcasting Act shall, when he intends to provide value-added communications services by making use of the transmission or line equipments or cable broadcasting equipment, make a report thereon to the Minister of Ministry of Science, ICT and Future Planning pursuant to Article 22. < Amended on Mar. 23, 2013>

(3) The provisions of Articles 33-5 through 35 and 37 shall be applicable mutatis mutandis to the transmission or line equipment or cable broadcasting facilities under Paragraph (1).

(4) The provisions of Article 28 (2) through (7) of the Framework Act on Telecommunications shall be applicable mutatis mutandis to the offer of services under Paragraph (2).

Article 32 (Protection of Users)

(1) A telecommunications business operator shall make efforts to prevent users from damage and immediately address users’ reasonable opinions or dissatisfactions, with respect to the telecommunications service. In this case, if it is difficult to take a prompt measure, he shall notify the users of the reasons thereof and the schedule for measures. <Amended on Oct. 15, 2014>

(2) The Korea Communications Commission may disclose the results after evaluating the user protection measures of Paragraph (1). In this case, the Korea Communications Commission may order the relevant telecommunications business operator to submit necessary documents for the evaluation. <Amended on Oct. 15, 2014>

(3) In case the telecommunications business operator who is determined by the Enforcement Decree in consideration of the type of telecommunication service, business size, user protection measures, etc., enters into a contract with users concerning the use of telecommunication services (including amended contract), the operator shall send the copy of the contract to users via in writing or via information and communications network as determined by the Enforcement Decree. <Newly Inserted Oct. 15, 2014>

(4) A telecommunications business operator providing key communications services shall subscribe a guarantee insurance with the person designated by the Minister of Ministry of Science, ICT and Future Planning as beneficiary in an amount determined in accordance with the criteria specified under the Enforcement Decree of the Act and not exceeding the aggregate prepaid phone service charges to be received prior to providing prepaid phone services to be able to compensate losses to users arising from not being able to provide services after receiving service charges in advance, provided that the foregoing requirement may be waived in the case specified under the Enforcement Decree of the Act where such telecommunications business operator’s financial capacity and services charges are taken in consideration. < Amended on Mar. 23, 2013, Oct. 15, 2014>

(5) The person designated as beneficiary under Paragraph (4) shall distribute insurance proceeds received under the guarantee insurance under Paragraph (4) to users who have not received services after paying service charges in advance. <Amended on Oct. 15, 2014>

(6) Matters necessary in regard to the target, criteria and procedure of evaluation of user protection measures, the utilization of evaluation results, the procedure of sending the copy of a contract, and the subscription, renewal and distribution of insurance proceeds under Paragraph (2) and (5) shall be specified in the Enforcement Decree. <Amended on Oct. 15, 2014>

Article 32-2 (Notification of Excess of Maximum Fee Limit)

(1) Any operator of telecommunication business who uses frequencies allocated in accordance with the Radio Waves Act shall give notice to users in such cases where falling under any of the following subparagraphs:

1. Where the maximum fee limit by telecommunication services which the user initially agreed to is exceeded; and

2. Where any fee incurred by international telecommunication services including international call is imposed.

(2) Matters necessary for object and means of notification under Paragraph (1) shall be determined and publicly announced by the Minister of ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013>

[This Article Newly Inserted on Jan. 17, 2012]

Article 32-3 (Limitation on Provision of Telecommunication Services)

(1) To protect users from illegal acts using telecommunication services including illegal ad for credit business, the Minister of Ministry of Science, ICT and Future Planning may order a telecommunications business operator to suspend the provision of telecommunication service for relevant telecommunication number that has been used for an illegal act, in case a relevant administrative agency’s head requests so under the Act on Registration of Credit Business, etc. and Protection of Finance Users.

(2) The telecommunications business operator who receives the order from the Minister of Ministry of Science, ICT and Future Planning under Paragraph (1) shall obey it, and in this case, the business operator shall notify its telecommunication services users of the administrative agency requesting the suspension of service, the causes of request, and the procedure of raising objection, before suspending the provision of telecommunication service.

(3) Matters necessary for method, etc. of notifying the procedure of raising objection under Paragraph (2) shall be determined by the Enforcement Decree.

[This Article Newly Inserted on Oct. 15, 2014]

Article 32-4 (Prevention, etc. of Misuse of Mobile Communications Terminal)

(1) No person shall conduct an act that falls under any of the following subparagraphs.

1. An act of using telecommunication service provided to a mobile communications terminal or using a mobile communications terminal to collect the relevant funds, after opening a mobile communications terminal (i.e., a terminal required to use a key communications service that uses the frequencies allocated under the Radio Waves Act; hereinafter, the same shall apply.) by entering into a contract concerning provision of telecommunication service in another’s name on condition that he will provide or finance funds;

2. An act of soliciting, arranging or mediating, or advertising a contract concerning the provision of telecommunication service required for the use of a mobile communications terminal on condition of providing or financing funds.

(2) If a telecommunications business operator determined by the Enforcement Decree in consideration of type of telecommunication service, business size, user protection, etc. enters into a contract concerning provision of telecommunication services (including entering to a contract via agency or entrusted agency which represents the telecommunications business operator or is entrusted with providing telecommunication services), the telecommunication business operator shall confirm the identity of the counterparty by using the system for prevention of unlawful subscription, etc. under Article 32-5(1) with the consent of the counterparty. If the counterparty is not the person himself or rejects such confirmation procedure, the telecommunication business operator may reject the conclusion of contract. The same shall apply where a user is changed due to assignment of the provision of telecommunication services, succession of user status, etc., to the new user of telecommunication services.

(3) When a telecommunications business operator checks the identity of a counterparty under Paragraph (2), the telecommunications business operator may request the counterparty to present certificates and documents including resident ID card, driver’s license, etc. that may confirm the identity.

(4) Details of the method of confirming the identity under Paragraph (2), and the type of certificates and documents used for the identity check under Paragraph (3) shall be determined by the Enforcement Decree.

[This Article Newly Inserted on Oct. 15, 2014]

Article 32-5 (Establishment of System for Prevention of Unlawful Subscription)

(1) The Minister of Ministry of Science, ICT and Future Planning shall establish a system required to confirm the identity of a subscriber to prevent telecommunication service contracts from being entered into by unlawful means (“system for prevention of unlawful subscription”) and shall enable telecommunications business operators under Article 32-4 (2) to use the system.

(2) To establish and operate the system for prevention of unlawful subscription, the Minister of Ministry of Science, ICT and Future Planning may, based on the common use of administrative information under Article 36(1) of the Electronic Government Act, request the head of a government agency or a public organization that holds the following information necessary for the identity check of a subscriber (including agent by law) to verify the authenticity of certificates, etc. submitted under Article 32-4(3). In this case, the requested head of the government agency or public organization shall accept the request unless there is no reasonable cause to reject.

1. Information about an individual’s resident registration and family members;

2. Information about a corporation’s registration and business registration;

3. Information about foreigners’ or Korean nationals’ registration/address report and entry/departure;

4. Other information about certificates and documents submitted under Article 32-4(3).

(3) The Minister of Ministry of Science, ICT and Future Planning may, as determined by the Enforcement Decree, entrust the task of establishment and operation of the system for prevention of unlawful subscription to the Korea Association for ICT Promotion (“Korea Association for ICT Promotion”) under Article 15 of the Framework Act on Broadcasting Communications Development.

[This Article Newly Inserted on Oct. 15, 2014]

Article 32-6 (Provision, etc. of Identity Theft Prevention Service)

(1) A telecommunications business operator that provides key communications services shall provide a user with the service that informs the user of the fact that a telecommunication service use contract has been concluded in the name of, and with the consent of, the user (“identity theft prevention service”).

(2) To support the provision of identity theft prevention service, the Minister of Ministry of Science, ICT and Future Planning may designate the Korea Association for ICT Promotion as an organization in charge.

(3) Matters necessary for the contents, procedure, etc. of the identity theft prevention service shall be determined and announced by the Minister of Ministry of Science, ICT and Future Planning.

[This Article Newly Inserted on Oct. 15, 2014]

Article 32-7 (Blocking of Media Product, etc. Harmful to Juveniles)

(1) If a telecommunications business operator using the frequencies allocated under the Radio Waves Act enters into a telecommunication service use contract with a juvenile as defined in the Juvenile Protection Act, the telecommunications business operator shall provide the means to block the media product harmful to juveniles under Article 2(3) of the Juvenile Protection Act and to block information with an obscene content under Article 44-7(1)1 of the Act on Promotion of Information and Communications Network Utilization and Information Protection, Etc.

(2) The Korea Communications Commission may inspect the status of provision of the said means under Paragraph (1).

(3) Matters necessary for the method and procedure of providing the means to block the harmful media product, etc. under Paragraph (1) shall be determined by the Enforcement Decree.

[This Article Newly Inserted on Oct. 15, 2014]

Article 33 (Compensation for Damages)

A telecommunications business operator shall make compensations when he inflicts any damages on the users with regard to the provision of telecommunications services or the occurrence of a cause leading to users’ comments or complaints under Article32(1) and the delay in addressing them. Provided, however, if such damages are the results of force majeure, or of intent or negligence of the users, the relevant liability for compensations shall be reduced or exempted. <Amended on Oct. 15, 2014>

CHAPTER IV PROMOTION OF COMPETITION AMONG THE TELECOMMUNICATIONS BUSINESS

Article 34 (Promotion of Competition)

(1) The Minister of Ministry of Science, ICT and Future Planning shall exert efforts to construct an efficient competition system and to promote fair competitive environments, in the telecommunications services < Amended on Mar. 23, 2013>

(2) The Minister of Ministry of Science, ICT and Future Planning shall conduct annual evaluation of competition system with respect to key communications business in order to construct an efficient competition system and to promote fair competition in the telecommunication services industry pursuant to Paragraph 1 above. < Amended on Mar. 23, 2013>

(3) The specific evaluation standards, procedure and method for evaluating competition system under Paragraph 2 above shall be prescribed by the Enforcement Decree.

Article 35 (Provision of Facilities, etc.)

(1) A key communications business operator or an institution constructing, operating and managing road, railroad, subway, water supply/sewage, electric poles, cables, telecommunications line facilities (“facility management institution”) may, upon receipt of a request for the provision of conduit line, common duct, electric poles, cables, operation sites and other facilities (including telecommunication facilities, hereinafter the same) or facilities (“facilities, etc.” from other key communications business operator, provide the facilities, etc. by concluding an agreement with him.

(2) A key communications business operator falling under any of the following subparagraphs shall, upon receipt of a request under Paragraph (1), provide the telecommunications facilities by concluding an agreement, notwithstanding the provisions of Paragraph (1), provided that the foregoing is not applicable in case there is a usage plan, etc. of the facility management institution:

1. A key communications business operator who possesses the equipments which are indispensable for other telecommunications business operators in providing the telecommunications services; and

2. Each of the following facility management institutions owning conduit line, common duct, electric pole, cable and other facilities, etc.

A.	The Korea Expressway Corporation organized under the Korea Highway Corporation Act;

B.	The Korea Water Resources Corporation organized under the Korea Water Resources Corporation Act;

C.	The Korea Electric Power Corporation organized under the Korea Electric Power Corporation Act;

D.	The Korea Rail Network Authority organized under the Korea Rail Network Authority Act;

E.	Local public enterprises under Local Public Enterprise Act;

F.	Municipalities under Local Autonomy Act;

G.	The Regional Construction Management Administration under the Road Act.

3. A key communications business operator whose business scale and market shares, etc. of key communications services are equivalent to the criteria as determined by the Enforcement Decree.

(3) The Minister of Ministry of Science, ICT and Future Planning shall set forth and publicly notify the scope of facilities, etc., the conditions, procedures and methods for the provision of facilities, and the standards for calculation of prices under Paragraphs (1) and (2). In this case, the scope of facilities, etc. to be provided under Paragraph (2) shall be determined in view of the demand for facilities, etc. by the key communications business operators falling under each subparagraph of the same Paragraph. < Amended on Mar. 23, 2013>

(4) A key communications business operator in receipt of provisions of the telecommunications facilities may install the apparatus enhancing the efficiency of the relevant facilities, within the limit necessary for the provision of the licensed telecommunications services.

(5) For efficient use and management of facilities, etc., the Minister of Ministry of Science, ICT and Future Planning may conduct a site inspection of the status of provision and use of facilities, etc. In this case, Article 51 (3) through (6) shall apply mutatis mutandis to the procedure and method of site inspection. <Newly Inserted on Oct. 15, 2014>

(6) For efficient use and management of facilities, etc., the Minister of Ministry of Science, ICT and Future Planning may request data on facilities, etc., from telecommunications business operators and facility management institutions in a manner specified under the Enforcement Decree of the Act. In this case, the pertinent telecommunications business operator or facility management institution shall honor such demand unless there are reasonable grounds for not doing so. < Amended on Mar. 23, 2013, Oct. 15, 2014>

(7) For provision of facilities, etc. under Paragraphs (1) and (2), the Minister of Ministry of Science, ICT and Future Planning may appoint an expert institution. < Amended on Mar. 23, 2013, Oct. 15, 2014>

(8) Details necessary for appointment and operation guidelines for expert institutions under Paragraph (7) shall be determined and announced by the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013, Oct. 15, 2014>

Article 36 (Joint Utilization of Subscriber’s Lines)

(1) A key communications business operator shall, in case where other telecommunications business operators as determined and publicly noticed by the Minister of Ministry of Science, ICT and Future Planning have made a request for a joint utilization with respect to the lines installed in the section from the exchange facilities directly connected with the users to the users (hereafter in this Article, referred to as the “subscriber’s lines”), allow it. < Amended on Mar. 23, 2013>

(2) The Minister of Ministry of Science, ICT and Future Planning shall set forth and publicly notify the scope of joint utilization of the subscriber’s lines under Paragraph (1), its conditions, procedures and methods, and the standards for calculation of prices. < Amended on Mar. 23, 2013>

Article 37 (Joint Utilization of Radio Communications Facilities)

(1) A key communications business operator may, upon receipt of a request for the joint utilization of radio communications facilities (hereinafter referred to as the “joint utilization”) from other key communications business operators, allow it by concluding an agreement. In this case, the prices for the joint utilization among the key communications business operators as set forth and publicly notified by Minister of Ministry of Science, ICT and Future Planning shall be computed and settled accounts by a fair and reasonable means. < Amended on Mar. 23, 2013>

(2) The key communications business operators as determined and publicly notified by the Minister of Ministry of Science, ICT and Future Planning shall, upon receipt of a request for the joint utilization from other key communications business operators as determined and publicly notified by the Korea Communications Commission, allow it by concluding an agreement, notwithstanding the provisions of Paragraph (1), in order to enhance the efficiency of the telecommunications business and to protect the users. < Amended on Mar. 23, 2013>

(3) The Minister of Ministry of Science, ICT and Future Planning shall set forth and publicly notify the standard for computing the prices for joint utilization under the latter part of Paragraph (1) and its procedures and payment methods, etc., and the scope of joint utilization under Paragraph (2), its conditions, procedures and methods, and the computation of prices, etc. < Amended on Mar. 23, 2013>

Article 38 (Wholesale Provision of Telecommunication Services)

(1) Upon request from other telecommunication business operator, a key communications business operator may enter into an agreement to allow such telecommunication business operator to resell the telecommunication services it provides to users (“resale”) by providing such services to such other telecommunication business operator or permitting part or all of the telecommunication facilities necessary for such provision of telecommunication services (“wholesale provision”).

(2) To encourage competition in the telecommunication industry, the Minister of Ministry of Science, ICT and Future Planning may, upon request from a telecommunication business operator, designate and announce telecommunication s services (“designated wholesale services”) of a key communications business provider which would need to enter into an agreement for wholesale provision (“designated wholesale provider”). In this case, designated wholesale services of the designated wholesale provider shall be selected from telecommunication services of key communications business providers satisfying the criteria specified in the Enforcement Decree of the Act which would take into consideration business size and market share. < Amended on Mar. 23, 2013>

(3) After evaluating the competition status of the communications market each year, if the Minister of Ministry of Science, ICT and Future Planning determines that the competition in the telecommunications industry has increased to the degree where the sufficient wholesale of telecommunications services have been provided or the set criteria are not met, it may withdraw its designation of designated wholesale services of the designated wholesale provider. < Amended on Mar. 23, 2013>

(4) The Minister of Ministry of Science, ICT and Future Planning shall determine and announce the terms and conditions of the wholesale provision when the designated wholesale provider enters into an agreement about the designated wholesale services. In this case, the consideration shall be calculated on the basis of subtracting avoidable costs (costs that the key communications business operator can avoid when not providing services directly to users) from retail prices of the designated wholesale services. < Amended on Mar. 23, 2013>

(5) Upon request for wholesale provision from other telecommunications business operator, a key communications business operator shall enter into an agreement within 90 days unless there are special reasons and shall report such agreement to the Minister of Ministry of Science, ICT and Future Planning in a manner specified in the Enforcement Decree of the Act within 30 days from the execution of such agreement. The same applies in the case of a change or abolition of the agreement. < Amended on Mar. 23, 2013>

(6) An agreement under Paragraph (5) shall satisfy the criteria announced by the Minister of Ministry of Science, ICT and Future Planning under Paragraph (4). < Amended on Mar. 23, 2013>

[Paragraph (2) through (4) shall be effective until September 22, 2013 under the Article 2 of the Addenda to the Act No. 10166 (2010.3.22)]

Article 39 (Interconnection)

(1) A telecommunications business operator may allow the interconnection by concluding an agreement, upon a request from other telecommunications business operators for an interconnection of telecommunications facilities.

(2) The Minister of Ministry of Science, ICT and Future Planning shall set forth and publicly notify the scope of interconnections of telecommunications facilities, the conditions, procedures and methods, and the standards for calculation of prices under Paragraph (1). < Amended on Mar. 23, 2013>

(3) Notwithstanding the provisions of Paragraphs (1) and (2), the key communication business operators falling under any of the following subparagraphs shall allow the interconnection by concluding an agreement, upon receipt of a request under Paragraph (1):

1. A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and

2. A key communications business operator whose business size of key communications services and the ratio of market shares are compatible with the standards as determined by the Enforcement Decree.

Article 40 (Prices of Interconnection)

(1) Prices for using the interconnection shall be calculated by a fair and proper means and deducted from each other’s accounts. The detailed standards for such calculation, their procedures and methods shall be governed by the standards of Article 39 (2).

(2) A key communications business operator may deduct the prices for interconnection from each other’s accounts under the conditions as prescribed by the standards under Article 39 (2), if he suffers any disadvantages due to the causes of no liability on his part, in the method of interconnection, the quality of connected conversations, or the provision of information required for interconnection, etc.

Article 41 (Joint Use, etc. of Telecommunications Facilities)

(1) A key communications business operator may allow an access to or a joint use of the telecommunications equipment or facilities by concluding an agreement, upon receipt of a request from other telecommunications business operators for an access to or a joint use of the telecommunications equipment or facilities such as pipes, cables, poles, or stations of the relevant key communications business operator, for the establishment or operation of facilities required for interconnection of telecommunications facilities.

(2) The Minister of Ministry of Science, ICT and Future Planning shall set forth, and make a public notice of, the scope, conditions, procedures and methods for an access to or a joint use of telecommunications equipment or facilities, and the standards for computation of prices under Paragraph (1). < Amended on Mar. 23, 2013>

(3) Notwithstanding the provisions of Paragraph (1), a key communications business operator falling under any of the following subparagraphs shall allow an access to or a joint use of the telecommunications equipment or facilities under Paragraph (1) by concluding an agreement, upon a receipt of request under Paragraph (1):

1. A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and

2. A key communications business operator whose business size of key communications services and the ratio of market shares are compatible with the standards as determined by the Enforcement Decree.

Article 42 (Provision of Information)

(1) A key communications business operator may provide requested information by concluding an agreement, upon a receipt of request from other telecommunications business operators for a provision of information related to technological information or the user’s personal matters which are required for a provision of telecommunications facilities, interconnection, or joint use, etc. and imposition and collection of fees and a guide to the telecommunications number.

(2) The Minister of Ministry of Science, ICT and Future Planning shall set forth, and make a public notice of, the scope, conditions, procedures and methods for a provision of information, and the standards for computation of prices under Paragraph (1). < Amended on Mar. 23, 2013>

(3) Notwithstanding the provisions of Paragraph (1), a key communications business operator falling under any of the following subparagraphs shall provide the requested information by concluding an agreement, upon a receipt of request under Paragraph (1):

1. A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and

2. A key communications business operator whose business size of key communications services and the ratio of market shares are compatible with the standards as determined by the Enforcement Decree.

(4) A key communications business operator under Paragraph (3) shall set forth the technical standards required for a use by other telecommunications business operators or users by means of a connection of a monitor and other telecommunications equipment on the relevant telecommunications facilities, the standards for use and provision, and other standards required for a creation of fair competitive environments, and make a public notice thereof by obtaining approval from the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013>

(5) A key communications business operator providing telecommunication services by utilizing the frequencies allotted under the Radio Waves Act shall, to the extent necessary for manufacture, import, distribution or sales of the telecommunications termination equipment (refers to the termination equipment which allows use of telecommunication services by utilizing the frequencies allotted under the Radio Waves Act) purchased by the users without going through the relevant key communications business operator, provide information regarding telecommunications services standards upon request of manufacturer, importer or distributor. < Newly Inserted on Aug. 13, 2013>

(6) Necessary matters for scope and method of the provision of information under Paragraph (5) shall be stipulated by the Enforcement Decree. < Newly Inserted on Aug. 13, 2013>

Article 43 (Prohibition of Information Diversion)

(1) A telecommunications business operator shall not divulge any information concerning an individual user which has been obtained due to a provision of his own service, a provision of facilities, etc., wholesale provision, an interconnection or joint use, etc. Provided, That the same shall not apply, when there exists the consent of the principal or the case under a lawful procedure pursuant to the provisions of the Acts.

(2) A telecommunications business operator shall use the technological information or personal data of users obtained under Article 42(1) and (3) within the context of purposes thereof, and may not use it unjustly, or provide it to the third parties.

Article 44 (Report, etc. of Agreement on Interconnection, etc.)

(1) A key communications business operator and facility management institution shall conclude an agreement under Article 35 (1) and (2), the earlier part of 37 (1), 39 (1), 41 (3) or 42 (1) within ninety days unless there exist any special reasons and report it to the Minister of Ministry of Science, ICT and Future Planning in a manner specified in the Enforcement Decree of the Act within 30 days from the execution of such agreement, upon receipt of a request from other telecommunications business operators for a provision, a joint utilization, an interconnection or a joint use, etc. of telecommunications facilities, or a provision of information. The same applies in the case of a change or abolition of the agreement. < Amended on Mar. 23, 2013>

(2) Notwithstanding the provision of Paragraph (1), in case of an agreement in which a key communications business operator under the latter part of Article 37 (1) and (2), Articles 39 (3), 41 (3), and 42 (3) is a party concerned, shall enter into an agreement within 90 days upon receipt of the request, unless there is a special reason, and the key communications business operator receiving the request shall apply for authorization to the Minister of Ministry of Science, ICT and Future Planning in a manner specified in the Enforcement Decree of the Act within 30 days from the execution of the Agreement and reveal the contents of the agreement within 30 days from the authorization date. The same applies in the case of a change or abolition of the agreement < Amended on Mar. 23, 2013>

(3) Notwithstanding Paragraph (2), in case a supplementary agreement is entered into, based on an authorized agreement, to add new services, it shall be reported to the Minister of Ministry of Science, ICT and Future Planning as determined by the Enforcement Decree within 30 days of the execution date, and the contents of the supplementary agreement shall be disclosed within 30 days of the reporting date. The foregoing shall apply to the amendment or abolishment of the supplementary agreement. <Newly Inserted on Oct. 15, 2014>

(4) The agreement under Paragraphs (1) through (3) shall meet the standards which are publicly notified by the Minister of Ministry of Science, ICT and Future Planning under Articles 35 (3), 37 (3), 39 (2), 41 (2)or 42 (2). < Amended on Mar. 23, 2013, Oct. 15, 2014>

(5) The Minister of Ministry of Science, ICT and Future Planning may, if any application for authorization, or any report, referred to in Paragraph (2) or Paragraph (3) needs supplemented, order such application for authorization or report supplemented for a fixed period. < Amended on Mar. 23, 2013, Oct. 15, 2014>

(6) The agreement under Articles 41 (1) and 42 (1) may be concluded by an inclusion in the agreement under Article 39 (1). <Amended on Oct. 15, 2014>

(7) Notwithstanding Paragraphs (1) through (3), in case the agreement is modified for the matter of minor importance as determined and announced by the Minister of Ministry of Science, ICT and Future Planning, including modification without a change in the price for uses, such modification shall not be subject to obtaining authorization or making a report. In this case, the modified contents of the agreement shall be disclosed within 30 day of the date of modification. <Newly Inserted on Oct. 15, 2014>

Article 45 (Ruling of the Korea Communications Commission)

(1) A telecommunications business operator or user may request to the Korea Communications Commission for an arbitration if they fail to agree on are not able to agree on any of the following:

1. Indemnification under Article 33;

2. Execution of an agreement within a 90-day period regarding provision of facilities, etc. interconnection, joint use or provision of information, etc.;

3. Performance or indemnification under an agreement regarding provision of facilities, etc. interconnection, joint use or provision of information, etc.;

4. Other disputes concerning telecommunications business or matters specified as subject to the Korea Communications Commission’s ruling under other bodies of law.

(2) Upon receipt of the request under Paragraph (1), the Korea Communications commission shall notify the parties of that fact and set a timeline for providing them with a chance to make their cases, provided that the foregoing is not applicable if a relevant party does not submit to the procedures without any justifiable reason.

(3) The Korea Communications Commission shall make a ruling within 90 days from the request for arbitration provided that such period may be extended by one additional 90-days upon the resolution of the Korea Communications Commission if it is not possible to make a ruling within the original 90-day period for any unavoidable reason.

(4) If any part to the arbitration files a suit during the arbitration proceeding, the Korea Communications Commission the Korea Communications Commission shall suspend the arbitration proceeding and notify the other party of that fact. The same applies if it is found out that a lawsuit was filed prior to the receipt of request for arbitration.

(5) When it has made a ruling for the request made under Paragraph (1), the Korea Communications Commission shall provide such written ruling to the parties without delay.

(6) Within 60 days from the date on which the originals of written ruling of the Korea Communications Commission were sent to the parties, if no lawsuit regarding the dispute between the parties to the arbitration has been filed or such lawsuit has been withdrawn or the parties clearly indicate their acceptance of the ruling to the Korea Communications Commission, an agreement equivalent to the contents of the ruling shall be deemed to have been made.

Article 46 (Solicitation for Outside Arbitration)

If the Korea Communications Commission, upon receiving request for arbitration under Article 45(1), deems that it is inappropriate to conduct arbitration or is necessary for other reasons, it may form a separate commission for each dispute and solicit for outside arbitration.

Article 47 (Demand for Attendance, Hearing, etc.)

(1) When necessary for proceeding with the arbitration case, the Korea Communications Commission may on its own motion or upon request from a party take any of the following actions: < Amended on Aug. 13, 2013>

1. Demand for attendance of a party or witness and hold a hearing;

2. Demand for appraisal to an appraiser;

3. Demand for submission of documents or objects relevant for the dispute and provisional seizure of the documents or objects so submitted.

(2) Necessary details for proceedings of ruling and referral by the Korea Communications Commission other than matters stipulated by Paragraph (1), Article 45 and 46 shall be set forth and publicly notified by the Korea Communications Commission. < Newly Inserted on Aug. 13, 2013>

Article 48 (Management Plan for Telecommunications Number Resources)

(1) The Minister of Ministry of Science, ICT and Future Planning shall formulate and enforce the management plan for telecommunications number resources, which includes matters about telecommunications number system and the allocation, collection, integration, etc. of telecommunications numbers, in order to make an efficient provision of telecommunications service, promote user’s convenience, create the environments of fair competition among telecommunications business operators, and efficiently use telecommunications number resources, a limited resource of the country. < Amended on Mar. 23, 2013, Oct. 15, 2014>

(2) The Minister of Ministry of Science, ICT and Future Planning shall, when he has formulated the plans under Paragraph (1), make a public notice thereof. This shall also apply to any alterations in the established plan. < Amended on Mar. 23, 2013>

(3) A telecommunications business operator shall observe the matters publicly noticed under Paragraph (2).

[Heading Amended on Oct. 15, 2014]

Article 49 (Accounting Adjustment)

(1) A key communications business operator shall adjust the accounting, prepare a business report for the preceding year by the end of within 3 months after the end of each fiscal year, and submit it to the Minister of Ministry of Science, ICT and Future Planning, under the conditions as determined by the Enforcement Decree, and keep the related books and authoritative documents. < Amended on Mar. 23, 2013>

(2) The Minister of Ministry of Science, ICT and Future Planning shall, when it intends to determine the matters of accounting adjustments under Paragraph (1), go in advance through a consultation with the Minister of Strategy and Finance. < Amended on Mar. 23, 2013>

(3) The Minister of Ministry of Science, ICT and Future Planning may verify contents of any business report submitted by any key communications business operator in accordance with Paragraph (1). < Amended on Mar. 23, 2013>

(4) The Minister of Ministry of Science, ICT and Future Planning may, if it is necessary to conduct the verification referred to in Paragraph (3), order the relevant key communications business operator to submit related material or launch inspection necessary to ascertain the facts. < Amended on Mar. 23, 2013>

(5) The Minister of Ministry of Science, ICT and Future Planning shall, when it intends to launch inspection in accordance with Paragraph (4), notify the relevant key communications business operator of the plans of such inspection including inspection period, reasons, and contents of the inspection within seven (7) days prior to the scheduled date of inspection. < Amended on Mar. 23, 2013>

(6) A person verifying the contents pursuant to Paragraph (4) shall present the proof of the authorization therefor and give documents indicating his name, stay period and purpose of entrance to related party at the time of his first entrance.

Article 50 (Prohibited Act)

(1) A telecommunications business operator shall not commit any of the following acts (hereinafter referred to as “prohibited act”) which undermines or is feared to undermine fair competition or users’ interests, or have other telecommunications business operators or the third parties commit such act:

1. Act of imposing unfair or unreasonable condition or restriction in a provision, a joint utilization, a joint using, an interconnection, a joint use or a wholesale provision of facilities, etc. or a provision of information, etc.;

2. Act of unfairly refusing a conclusion of agreement, or act of non-performance of the concluded agreement without any justifiable reasons in a provision, a joint utilization, a joint using, an interconnection, a joint use or a wholesale provision of facilities, etc. or a provision of information, etc.;

3. Act of unfairly diverting the information of other telecommunications business operators to his own business activities, which have been known to him in the course of a provision, a joint utilization, a joint using, an interconnection, a joint use or a wholesale provision of facilities, etc., or a provision of information, etc.;

4. Act of computing the fees, etc. for a use of telecommunications services, or the prices for a provision, a joint utilization, a joint using, an interconnection, a joint use or a wholesale provision of facilities, etc. or a provision of information, by unfairly itemizing the expenses or revenues;

5. Act of rendering the telecommunications services in a manner different from the standardized use contract (the standardized use contract refers to only those of which was reported or approved as pursuant to the Article 28 (1) and (2)) or act of rendering the telecommunications services in a manner which significantly undermines the profits of users;

6. Act of setting and maintaining the compensation for a provision, a joint utilization, a joint using, an interconnection, a joint use or a wholesale provision of facilities, etc. or a provision of information, unreasonably high compared to its supply costs

7. Act of refusing or restricting fair allocation of income in a transaction where telecommunications services using the radio waves assigned under the Radios Wave Act are to be used to provide digital contents

(2) When any person acting on behalf of any telecommunications business operator under a contract therewith in executing contracts between such telecommunications business operator and its users (including making any amendment to such contracts) commits any act falling under Paragraph (1)5, his act shall be deemed the act committed by such telecommunications business operator and only the provisions of Articles 52 and 53 shall apply to such act: Provided, That the same shall not apply to a case where the relevant telecommunications business operator has paid reasonable attention to the prevention of such act.

(3) Necessary matters concerning categories of and standards for the prohibited act referred to in Paragraph (1) shall be prescribed by the Enforcement Decree.

Article 51 (Investigation of Fact)

(1) In the event the Korea Communications Commission believes that activities in violation of Article 50(1) have been committed, it may order the relevant public official belonging to the Korea Communications Commission to conduct investigation thereof.

(2) The Korea Communications Commission may order public officials belonging to the Korea Communications Commission to enter into the offices or workplaces of the telecommunications business operators or the workplaces of the persons entrusted with handling of the business of telecommunications business operators (limited, throughout this Article, to telecommunications business operators entrusted with work related to Article 50) and inspect books, documents and other data and objects.

(3) In the event any investigation is to be conducted pursuant to Paragraph (1), the Korea Communications Commission shall notify the relevant telecommunications business operator at least seven (7) days prior to the expected date of investigation with information on the duration, purpose and content of the investigation. Provided, this provision may not apply in the event of emergency or if there is risk that the evidence will be destroyed.

(4) A person who investigates by visiting the offices or workplaces of the telecommunications business operators, or the workplaces of the persons handling, under an entrustment, the business of telecommunications business operators, under Paragraph (2) shall carry a certificate indicating the authority, and present it to the persons concerned. He also should be accompanied by the person of the corresponding offices or workplaces.

(5) A public official who investigates pursuant to Paragraph (2) may order telecommunications business operators or persons entrusted with handling of the business of telecommunications business operators to submit any necessary information or object. In the event there is a possibility of abandonment, concealment, or replacement of the information or object so submitted, the public official may temporarily take them into custody.

(6) The Korea Communications Commission shall immediately return the information or object under its custody if it falls under any one of the following:

1. It is deemed, after an examination of the information or object under the custody, that it has no relevance to the current investigation;

2. The purpose of investigation is fully accomplished so that keeping the information or object under its custody is no longer necessary.

Article 52 (Measures on Prohibited Acts)

(1) The Korea Communications Commission may order any telecommunication business operator to take the measures falling under each of the following subparagraphs when it is recognized that any act in violation of Paragraph 1 of Article 50 has been committed: Provided, That where it orders a measure under subparagraphs 1 through 5, 8 and 9, it shall consider the opinion of the Minister of Ministry of Science, ICT and Future Planning: < Amended on Mar. 23, 2013>

1. Separation of the supply system of telecommunications service;

2. Change of internal accounting regulations, etc. concerning telecommunications service;

3. Disclosure of information concerning telecommunications service;

4. Conclusion, performance or change of contents of the agreement between the telecommunications business operators;

5. Change of the standardized use contract and the articles of incorporation of the telecommunications business operators;

6. Suspension of prohibited acts;

7. Public announcement of a fact of receiving a correction order due to committing the prohibited acts;

8. Measures necessary for restoring the violated matters due to the prohibited acts to their original status, such as the removal of telecommunications facilities which have caused the prohibited acts;

9. Improvement of business conduct procedures regarding telecommunications service;

10. Prohibition of soliciting new users (for a period not exceeding 3 months and limited to cases where the same violation has occurred for 3 times or more despite sanctions under Paragraph 1 through 9 or where such sanctions are deemed insufficient to prevent harm to users); and

11. Such other matters prescribed by the Enforcement Decree as may be necessary for the measures referred to in subparagraphs 1 through 10.

(2) The telecommunications business operators shall execute any order issued by the Korea Communications Commission under Paragraph (1) within the period specified by the Enforcement Decree: Provided, That the Korea Communications Commission may extend the relevant period only once, if it is deemed that the telecommunications business operators are unable to carry out the order within the specified period due to natural disasters and other unavoidable causes.

(3) The Korea Communications Commission shall, before ordering the measures under Paragraph (1), notify the parties concerned of the content of relevant measures, and provide them with an opportunity to make a statement within a specified period, and may hear, where deemed necessary, demand for attendance of an interest party or witness, hearing or appraiser by an appraiser.: Provided, That this shall not apply when the parties concerned fail to respond without any justifiable reasons. >

(4) In the event five (5) years have passed from the date on which any acts committed in violation of Paragraph 1 of Article 50 have been terminated, the Korea Communications Commission shall not order any measures pursuant to Paragraph 1 or impose a penalty surcharge pursuant to Article 53. Provided, this provision under this Paragraph 4 of Article 37-1 shall not apply if any measure or imposition of penalty surcharge is cancelled by court order and a new measure is to be taken pursuant to that court order.

Article 53 (Imposition, etc. of Penalty Surcharge on Prohibited Acts)

(1) The Korea Communications Commission may, in case where there exists any act in violation of Paragraph 1 of Article 50, impose a penalty surcharge not exceeding 3/100 of the turnover as prescribed by the Enforcement Decree on the relevant telecommunications business operator. If the telecommunications business operator refuses to submit the data used for calculation of the amount of turnover or submits erroneous data, an estimate of the amount can be assessed based on the financial statement of those who provide similar services in the same industry (accounting documents, number of subscribers, usage fee and business operation status): Provided, That where there is no turnover or it is difficult to calculate the turnover as prescribed by the Enforcement Decree, it may impose the penalty surcharge not exceeding one billion won.

(2) The Minister of Ministry of Science, ICT and Future Planning may impose on a key communications business operator that submits a business report under Article 49 a find up to 3% of its revenue as determined in a manner specified under the Enforcement Decree of the Act if it commits any of the following: < Amended on Mar. 23, 2013>

1. Failure to submit a business report under Article 49 or to abide by an order to submit relevant information;

2. Omission of a material item or inclusion of a false statement in a business report under Article 49;

3. Failure to adjust the accounting or keep the related books and authoritative documents in violation of Article 49(1).

(3) The Minister of Ministry of Science, ICT and Future Planning or the Korea Communications Commission shall, in the event of imposing a penalty surcharge under Paragraph (1) or (2), take each of the following into consideration. < Amended on Mar. 23, 2013>

1. Details of violation and the extent thereof;

2. Duration and frequency of violation;

3. Amount of profit obtained in connection with the violation;

4. The amount of turnover obtained as a result of the prohibited activities of the telecommunications business operator.

(4) A penalty surcharge under Paragraph (1) or (2) shall be calculated taking Paragraph (3) into consideration, provided specific calculation standard and procedure shall be set forth by the Enforcement Decree.

(5) The Minister of Ministry of Science, ICT and Future Planning or the Korea Communications Commission shall, where a person liable to pay a penalty surcharge under Paragraph (1) or (2) fails to do so by the payment deadline, collect an additional due equivalent to 6/100 per year, with respect to the penalty surcharge in arrears, from the day following the expiry of such payment deadline. < Amended on Mar. 23, 2013>

(6) The Minister of Ministry of Science, ICT and Future Planning or the Korea Communications Commission shall, where a person liable to pay a penalty surcharge under Paragraph (1) or (2) fails to do so by the payment deadline, demand him to pay it with fixing a period, and if he fails to pay the penalty surcharge and an additional due under Paragraph (5) within the fixed period, collect them according to the example of a disposition taken to collect the national taxes in arrears. < Amended on Mar. 23, 2013>

(7) The period for payment of an additional due under Paragraph (5) shall not exceed 60 months. <Amended on Oct. 15, 2014>

(8) In the event the penalty surcharge imposed under Paragraph (1) or (2) is to be returned pursuant to the court order, an additional due equivalent to 6/100 per year with respect to the penalty surcharge in arrears (accrued from the day of payment to the day of payment) shall be paid. <Amended on Oct. 15, 2014>

Article 54 (Relations with Other Acts)

In case where a measure is taken under Article 52 or a penalty surcharge is imposed under Article 53 against the acts in violation of Paragraph (1) of Article 53, a corrective measure or an imposition of penalty surcharge under the Monopoly Regulation and Fair Trade Act shall not be made under the same grounds against the same acts of the relevant business operator.

Article 55 (Compensation for Damages)

In case where a correction measure has been taken under Article 52 (1), a person who is damaged by the prohibited act may claim for compensation against the telecommunications business operator who conducted the prohibited act, and the relevant telecommunications business operator may not shirk liability unless he can prove that there was no malicious intention or negligence.

Article 56 (Quality Improvement of Telecommunications Services)

(1) A telecommunications business operator shall endeavor to make a quality improvement of the telecommunications services he provides.

(2) The Minister of Ministry of Science, ICT and Future Planning shall devise the required policy measures, such as an evaluation of quality of the telecommunications services, in order to improve a quality of telecommunications services and to enhance the conveniences of users. < Amended on Mar. 23, 2013>

(3) The Minister of Ministry of Science, ICT and Future Planning may order the telecommunications business operator to furnish data necessary for an evaluation of quality of the telecommunications services, etc. under Paragraph (2). < Amended on Mar. 23, 2013>

Article 57 (Prior Selection Systems)

(1) The Minister of Ministry of Science, ICT and Future Planning shall perform the systems in which the users may select in advance the telecommunications business operator from whom they desire to receive the telecommunications service (hereinafter referred to as the “prior selection systems”). In this case, the telecommunications service shall refer to the telecommunications service as determined by the Enforcement Decree from among the same telecommunications service provided by the plural number of telecommunications business operators. < Amended on Mar. 23, 2013>

(2) The telecommunications business operator shall not force the users to select in advance a specified telecommunications business operator, or commit the acts to recommend or induce by unlawful means.

(3) The Minister of Ministry of Science, ICT and Future Planning may, for the purpose of performing the prior selection systems efficiently and neutrally, designate the specialized institutes performing the registration or alteration affairs of the prior selection (hereinafter referred to as the “prior selection registration center”). < Amended on Mar. 23, 2013>

(4) The Korea Communications Commission shall determine and publicly notify the matters necessary for performing the prior selection systems and for the designation of the prior selection registration center and the method of dealing with its affairs, etc.

Article 58 (Mobility of Telecommunication Numbers)

(1) The Minister of Ministry of Science, ICT and Future Planning may, in order that the users are able to maintain their previous telecommunications numbers despite of the changes of the telecommunications business operators, etc., devise and perform the plans for mobility of telecommunications numbers (hereafter in this Article, referred to as the “plans for mobility of numbers”). < Amended on Mar. 23, 2013>

(2) The plans for mobility of numbers shall contain the contents falling under any of the following subparagraphs:

1. Kinds of services subject to the mobility of telecommunications numbers;

2. Time for introduction by service subject to the mobility of telecommunications numbers; and

3. Matters on sharing the expenses required for the performance of mobility of telecommunications numbers by telecommunications business operator.

(3) The Minister of Ministry of Science, ICT and Future Planning may, in order to perform the plans for mobility of numbers, order the relevant telecommunications business operators to take the necessary measures. < Amended on Mar. 23, 2013>

(4) The Minister of Ministry of Science, ICT and Future Planning may designate an institution specializing in the work of registration and alteration of the mobility of numbers (hereinafter referred to as the “mobility of numbers management institution”) to efficiently and neutrally implement the mobility of numbers of the telecommunications. < Amended on Mar. 23, 2013>

(5) The Korea Communications Commission shall prescribe and publish necessary matters concerning the implementation of the mobility of numbers of the telecommunications, the designation of any mobility of numbers management institution and its work, etc.

Article 59 (Restrictions, etc. on Mutual Possession of Stocks)

(1) Where a key communications business operator falling under Article 39 (3) 1 or 2 (including the specially-related persons) possesses in excess of 5/100 of the gross number of voting stocks issued by the mutually different key communications business operators, shall not be allowed to exercise any voting rights with regard to the stocks in excess of the relevant ceiling.

(2) Provisions of Paragraph (1) shall not apply to the relation of possessions between a key communications business operator falling under Article 39 (3) 1 or 2 and the key communications business operator established by the said key communications business operator by becoming the largest stockholder.

Article 60 (Provision of Number Guidance Service)

(1) The telecommunications business operator shall provide an information service of guiding the general public to the telecommunications numbers of the users by means of voice, booklets or Internet, etc. (hereinafter referred to as the “number guidance service”) by obtaining a consent of the users: Provided, That the same shall not apply to the minor business determined and publicly announced by the Minister of Ministry of Science, ICT and Future Planning by taking account of the numbers of the users and the turnovers, etc. < Amended on Mar. 23, 2013>

(2) If necessary for the protection of private personal information, the Minister of Ministry of Science, ICT and Future Planning may limit the provision of the number guidance service. < Amended on Mar. 23, 2013>

(3) Matters necessary for a provision of the number guidance service may be stipulated by the Enforcement Decree.

Article 60-2 (Suspension of Use of Telecommunications Termination Equipment Reported Lost, etc.)

(1) A key communications business operator providing telecommunication services by utilizing the frequencies allotted under the Radio Wave Act shall, for the purpose of the suspension of use of telecommunications termination equipment reported lost or stolen to such communications business operator, share the international identification number of the relevant telecommunications termination equipment (hereinafter, the “identification number”) with each other.

(2) The Minister of Ministry of Science, ICT and Future Planning may designate specialized agency for efficient sharing of the identification number.

(3) If necessary, the Minister of Ministry of Science, ICT and Future Planning shall, for the purpose of the suspension of use of telecommunications termination equipment reported lost or stolen to communications business operators, request cooperation from the head of relevant administrative agency and public agency.

(4) Necessary matters for designation of and management of business of the specialized agency under Paragraph (2) shall be set forth by the Enforcement Decree.

[This Article Newly Inserted on Aug. 13, 2013]

Article 60-3 (Prohibition against Damage, etc. of Identification Number)

No person shall damage, counterfeit or alter the identification number of the telecommunications termination equipment, for the purpose of disturbing the suspension of use of telecommunications termination equipment reported lost or stolen to communications business operators.

[This Article Newly Inserted on Aug. 13, 2013]

CHAPTER V TELECOMMUNICATIONS FACILITIES

Section 1. Commercial Telecommunication Facilities

Article 61 (Maintenance and Repair of Telecommunications Facilities)

For stable provision of its telecommunications services, a telecommunications business operator shall maintain and repair the telecommunications facilities it provides up to technical specifications specified under the Enforcement Decree of the Act for stable supply of telecommunications.

Article 62 (Report and Authorization of Telecommunications Facilities Installation)

(1) When a key communications business operator seeks to install or modify a significant telecommunications facilities, it shall report it to the Minister of Ministry of Science, ICT and Future Planning in a manner specified under the Enforcement Decree of the Act, provided that for the telecommunications facilities installed for the first time for new telecommunication technology, an authorization from the Minister of Ministry of Science, ICT and Future Planning shall be obtained in a manner specified in the Enforcement Decree of the Act. < Amended on Mar. 23, 2013>

(2) The scope of significant telecommunications facilities under Paragraph (1) shall be determined and announced by the Korea Communications Commission. < Amended on Mar. 23, 2013>

Article 63 (Joint Installation of Telecommunications Facilities)

(1) A key communications business operator may agree with another key communications business operator to jointly install and use telecommunications facilities.

(2) Key communications business operators that fall under the criteria, including business size, determined by the Enforcement Decree shall compose and operate a council to negotiate with each other about joint installation of telecommunication facilities under Paragraph (1). < Amended on Oct. 15, 2014>

(3) The Minister of Ministry of Science, ICT and Future Planning shall determine and announce the criteria regarding the procedure of composition and operation of the council under Paragraph (2) and regarding the scope of target facilities and areas of negotiations. < Amended on Oct. 15, 2014>

(4) For efficient conduct of joint installation of telecommunication facilities under Paragraph (1), the Minister of Ministry of Science, ICT and Future Planning may designate an agency responsible for the relevant task. <Newly Inserted on Oct. 15, 2014>

(5) Matters necessary for the designation of the responsible agency under Paragraph (4) and for the method of conducting the task shall be determined and announced by the Minister of Ministry of Science, ICT and Future Planning. <Newly Inserted on Oct. 15, 2014>

(6) The Minister of Ministry of Science, ICT and Future Planning may recommend joint installation of telecommunications facilities under Paragraphs (1) and (2) to key communications business operators in a manner specified under the Enforcement Decree in any of the following cases: < Amended on Mar. 23, 2013, Oct. 15, 2014>

1. Where no agreement is reached under Paragraph (1) and request is made by one of the key communications business operators;

2. Where it is deemed necessary for the public good.

(7) If a key communications business operator fails to reach an agreement on the use of land or buildings owned by the government, public agencies under the Act on the Management of Public Agencies (“public agencies” in this Article) or another key communications business operator when such use is necessary for joint installation of telecommunications facilities, it may request for help from the Minister of Ministry of Science, ICT and Future Planning on use of such land or building. < Amended on Mar. 23, 2013, Oct. 15, 2014>

(8) Upon receiving the request for help under Paragraph (7), the Minister of Ministry of Science, ICT and Future Planning may make a demand to the head of the government entities, municipalities, public agencies or the other key communications business operator for reaching an agreement with the use of relevant land or building with the key communications business operator making the request for help, in this case the head of the government entities, municipalities, public agencies or the other key communications business operator shall make such agreement unless there is a justifiable reason. < Amended on Mar. 23, 2013, Oct. 15, 2014>

Section 2. PROPRIETARY TELECOMMUNICATIONS FACILITIES

Article 64 (Installation of Proprietary Telecommunications Facilities)

(1) A person seeking to install proprietary telecommunications facilities shall make a report to the Minister of Ministry of Science, ICT and Future Planning in a manner specified under the Enforcement Decree of the Act. The same applies when an important aspect of reporting items as specified under the Enforcement Decree is sought to be modified. < Amended on Mar. 23, 2013>

(2) Notwithstanding Paragraph (1), in case of wireless proprietary telecommunications facilities and military telecommunications facilities and others where other bodies of law are applicable, such bodies of law shall be applicable.

(3) A person who has made a report on installation or modification of proprietary telecommunications facilities under Paragraph (1) shall receive confirmation from the Minister of Ministry of Science, ICT and Future Planning in a manner specified under the Enforcement Decree of the Act when such installation or modification construction is complete and before commencement of its use. < Amended on Mar. 23, 2013>

(4) Notwithstanding Paragraph (1), certain proprietary telecommunications facilities specified under the Enforcement Decree of the Act may be installed without filing a report.

Article 65 (Restriction on Non-Proprietary Use)

(1) A person who has installed proprietary telecommunications facilities may not use such facilities to interconnect other’s communication or operate it outside its installation purposes, provided that the foregoing is not applicable in cases where other bodies of law have special provisions of any of the following is applicable: < Amended on Mar. 23, 2013>

1. Use by a person in law enforcement of disaster rescue industries for law enforcement or emergency rescue operation;

2. Use by a specially related person of the installer of proprietary telecommunications facilities as announced by the Minister of Ministry of Science, ICT and Future Planning.

(2) A person who has installed proprietary telecommunications facilities may provide telecommunications facilities such as conduit line to a key communications business operator in a manner specified under the Enforcement Decree of the Act.

(3) Articles 35, 44 (excluding Paragraph (5) and 45 through 47 shall be applicable in case of provision of facilities under Paragraph (2). <Amended on Oct. 2014>

Article 66 (Securing Communication Lines in Case of Emergency)

(1) When a war, accident or natural disaster or other national emergency has happened or is likely to happen, the Minister of Ministry of Science, ICT and Future Planning may order a person who has installed proprietary telecommunications facilities to engage in telecommunications services or other important communications services or connect the telecommunications facilities to other telecommunications facilities. In this case, Articles 28 through 32 and Article 33 through 55 shall be applicable. < Amended on Mar. 23, 2013, Aug. 13, 2013>

(2) When the Minister of Ministry of Science, ICT and Future Planning deems necessary for the purposes of Paragraph (1), may order a key communications business operator to handle such task. < Amended on Mar. 23, 2013>

(3) The costs of performing the task or interconnecting facilities under Paragraph (1) shall be borne by the government, provided that when proprietary telecommunications facilities are used for telecommunications services, the key communications business operator receiving such service shall bear its costs.

Article 67 (Order on the Person Installing Proprietary Telecommunications Facilities, Etc.)

(1) When a person who has installed proprietary telecommunications facilities fails to abide by the Act or order under this Act, the Minister of Ministry of Science, ICT and Future Planning may order a corrective measure to be carried out within a specific time frame. < Amended on Mar. 23, 2013>

(2) If a person who has installed proprietary telecommunications facilities falls under any of the following, the Minister of Ministry of Science, ICT and Future Planning may order a cessation of use for a period not exceeding one year: < Amended on Mar. 23, 2013>

1. Failure to carry out the corrective order under Paragraph (1);

2. Use of proprietary telecommunications facilities without receiving confirmation in violation of Article 64(3);

3. Interconnection of other’s communication or use of proprietary telecommunications facilities outside its installation purposes in violation of Article 65(1).

(3) When the Minister of Ministry of Science, ICT and Future Planning deems that proprietary telecommunications facilities are interfering with other’s telecommunications or likely to harm other’s telecommunications facilities, it may order the person who installed such facilities to stop using, modify, repair or take other corrective measures. < Amended on Mar. 23, 2013>

Section 3. INTEGRATED MANAGEMENT OF TELECOMMUNICATIONS FACILITIES, ETC.

Article 68 (Installation of Common Duct or Conduit Line, etc.)

(1) A person installing or arranging any of the following (“facility installer”) shall solicit and reflect an opinion from a key communications business operator about installing a common duct or conduit line for telecommunications facilities, provided that the forgoing obligation does not apply when there is a special reason for not being able to honor the key communications business operator’s opinion. <Amended on Jan. 7, 2014, Jan, 14, 2014>

1. Road under Article 2(1) of the Road Act;

2. Railroad under Article 2(1) of the Railroad Enterprise Act;

3. Urban railroad under Article 2(2) of the Urban Railroad Act;

4. Industrial complex under Article 2(5) of the Industrial Sites and Development Act;

5. Free trade zone under Article 2(1) of the Act on Designation and Management of Free Trade Zone;

6. Airport area under Article 2(9) of the Aviation Act;

7. Port area under the Harbor Act;

8. Other facilities or land as specified under the Enforcement Decree of the Act.

(2)	An opinion set forth by key communications business operator about installation of common duct or conduit line under Paragraph (1) shall satisfy the installation requirements for common duct specified under the Enforcement Decree of the Act.

(3)	Articles 35, 44 (excluding Paragraph (5) and 45 through 47 shall be applicable in case of provision of facilities under Paragraph (2). shall be applicable to provision of common duct or conduit line installed under Paragraph (1). <Amended on Oct. 15, 2014>

(4)	When a facility installer is unable to reflect the opinion of key communications business operator under Paragraph (1), it shall notify the key communications business operator of the reason for such inability within 30 days from the receipt of such opinion.

(5)	When a facility installer does not reflect the opinion of key communications business under Paragraph (1), the key communications business operator may ask for reconciliation from the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013>

(6)	When attempting reconciliation upon receipt of the reconciliation request under Paragraph (5), the Minister of Ministry of Science, ICT and Future Planning shall consult with the head of relevant administrative organization in advance. < Amended on Mar. 23, 2013>

(7)	Details necessary for reconciliation under Paragraphs (5) and (6) shall be specified under the Enforcement Decree of the Act.

Article 69 (Installation of Telecommunication: Line Facilities for Internal Routing, etc.)

(1) A building under Article 2(1)2 of the Building Act shall install telecommunication line facilities for internal routing and set aside a certain area for connection with telecommunication grid facilities.

(2) Details on the scope of building, standards for installing telecommunication line facilities and the setting aside of a certain area for connection with telecommunication grid facilities shall be specified under the Enforcement Decree of the Act.

Article 70 (Integrated Management of Telecommunications Facilities, Etc.)

(1) For efficient management and operation of telecommunications facilities, the Minister of Ministry of Science, ICT and Future Planning may allow a key communications business operator designated in accordance with the criteria and procedures specified under the Enforcement Decree of the Act (“integrated telecommunications operator”) to manage telecommunications facilities installed under this Act or other bodies of law and the relevant land, building or fixtures (“telecommunications facilities, etc.” on an integrated basis. < Amended on Mar. 23, 2013>

(2) When the Minister of Ministry of Science, ICT and Future Planning seeks to allow for integrated management of telecommunications facilities, etc. under Paragraph (1), it shall establish a telecommunications facilities integrated management plan (“ integrated management plan”), consult with the head of relevant administrative agencies, have it approved by the President after passing the cabinet review. < Amended on Mar. 23, 2013>

(3) An integrated management plan shall have the following:

1. Subject, method and procedures of integration;

2. Management of telecommunications facilities, etc. for the post-integration period;

3. Other matters specified under the Enforcement Decree of the Act.

(4) When it the Minister of Ministry of Science, ICT and Future Planning seeks to establish an integrated management plan, it shall consult with the installers of the telecommunications facilities to be integrated in advance. < Amended on Mar. 23, 2013>

Article 71 (Purchase of Telecommunications Facilities, Etc.)

(1) An integrated telecommunications operator may, when necessary for integrated management of telecommunications facilities, etc., request purchase of the relevant telecommunications, etc. In this case, the owners of the telecommunications facilities may not refuse such request without any justifiable reason.

(2) When purchase request is made by an integrated telecommunications operator under Paragraph (1), telecommunications facilities, etc. directly or publicly owned by the government may be sold to the integrated telecommunications operator notwithstanding Article 27 of the State Properties Act or Article 19 of the Public Property and Commodity Management Act integrated telecommunications operator. In this case, details necessary for the calculation of sales price, sales procedures, payment of sales price, etc. shall be specified under the Enforcement Decree of the Act.

(3) Articles 67(1), 70, 71, 74, 75, 75-2, 76, 77 and 78(5) through (7) of the Act on the Acquisition of Land, etc. for Public works and the Compensation Therefor shall be applicable for the calculation of sales price, sales procedures, payment of sales price, etc. of the telecommunications facilities, other than those directly or publicly owned by the government. purchased by an integrated telecommunications operator.

Section 4. Installation and Preservation of Telecommunications Facilities

Article 72 (Use of Land, etc.)

(1) A key communications business operator may, when necessary for the installation of line tracks, aerial lines and the appurtenant facilities to be available for telecommunications service (hereinafter referred to as the “line tracks, etc.”), make use of others’ land, or buildings and structures appurtenant thereto, and surface and bottom of the water (hereinafter referred to as the “land, etc.”). In this case, a key communications business operator shall make a consultation with owners or possessors of the relevant land, etc. in advance.

(2) Where a consultation under Paragraph (1) is not or cannot be made, a key communications business operator may use the land, etc. owned by others, pursuant to the Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor.

Article 73 (Temporary Use of Land, etc.)

(1) A key communications business operator may, when necessary for the measurement of line tracks, etc. and the installation or preservation works of the telecommunications facilities, temporarily use the private, national or public telecommunications facilities, and the land, etc., within the limit of not substantially impeding a current use.

(2) No one may, without any justifiable reason, interfere with the temporary use of telecommunications facilities, and land, etc., for the purposes of the measurement of line tracks, etc. and the installation or preservation works of the telecommunications facilities under Paragraph (1).

(3) A key communications business operator shall, when intending to temporarily use the private, national or public property under Paragraph (1), notify the possessors, in advance, of the purposes and period of such use: Provided, That in case where it is difficult to make a prior notification, a prompt notification shall be made during or after its use, and in case where such notification may not be made due to an obscurity of address and whereabouts of possessors, a public notice thereof shall be made.

(4) The temporary period of use of the land, etc. under Paragraph (1) shall not exceed six months.

(5) A person who temporarily uses the private, national or public telecommunication facilities or the land, etc. under Paragraph (1) shall carry the certificate indicating the authority, and present it to the persons related.

Article 74 (Entry to Land, etc.)

(1) A key communications business operator may enter others’ land, etc., when necessary for a measurement, examination, etc., for the installation and preservation of his telecommunications facilities: Provided, That in case where the place intended for such entry is a residential building, a consent from residents shall be obtained.

(2) No one may, without any justifiable reason, interfere with the temporary entry of telecommunications facilities, and land, etc., for the purposes of the measurement, examination, etc., for the installation and preservation of telecommunications facilities under Paragraph (1).

(3) Article 73(3) and (5) shall be applicable in regard to providing notice and showing an identification when a person doing measurement or examination under Paragraph (1) enters private or public land, etc.

Article 75 (Request for Elimination of Obstacles, etc.)

(1) A key communications business operator may request the owners or possessors of gas pipes, water pipes, drain pipes, electric lamp lines, electricity lines or private telecommunications facilities, which impede or are likely to impede the installation of line tracks, etc. or telecommunications facilities themselves (hereinafter referred to as the “obstacles, etc.”), for the removal, remodeling, repair and other measures with respect to the relevant obstacles, etc.

(2) A key communications business operator may request the owners or possessors to remove the plants, when they may impede or are likely to impede the installation or maintenance of line tracks, etc. or telecommunications themselves.

(3) A key communications business operator may, when the owners or possessors of the plants do not comply with the request under Paragraph (2) or there exist any other unavoidable reasons, fell or transplant the relevant plants by obtaining permission from the Minister of Ministry of Science, ICT and Future Planning. In this case, a prompt notification shall be made to the owners or possessors of the relevant plants. < Amended on Mar. 23, 2013>

(4) The owners or possessors of the obstacles, etc., which impede or are likely to impede the telecommunications facilities of a key communications business operator, shall make a consultation in advance with the key communications business operator, when they are in need of a new construction, enlargement, improvement, removal or alteration of the relevant obstacles, etc.

Article 76 (Obligation for Restoration to Original State)

A key communications business operator shall restore the relevant land, etc. to its original state, when a use of the land, etc. under Articles 72 and 73 is finished or a need of providing the land, etc. for telecommunications service is gone, and in case where a restoration to the original state becomes impossible, make a proper compensation for damages suffered by the owners or possessors.

Article 77 (Compensation for Damages)

A key communications business operator shall, in case of incurring damages on others in case of Article 73 (1), 74 (1) or 75, make a proper compensation to the suffered person.

Article 78 (Procedures for Compensation for Damages on Land, etc.)

(1) When a key communications business operator compensates under Article 76 or 77 for any of the following reasons, it shall consult with the person has incurred losses.

1. Temporary use of land under Article 73(1);

2. Entry in land, etc. under Article 74(1);

3. Moving, modifying repairing obstacles or plans under Article 75;

4. Inability to restore to the original state under Article 76.

(2) When a consultation under Paragraph (1) is not or cannot be made, an application for adjudications shall be filed with the competent Land Expropriation Commission under the Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor.

(3) Except for those as otherwise prescribed by this Act, the provisions of the Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor shall be applied mutatis mutandis to the criteria, methods and procedures regarding a compensation for damages, etc. to the land, etc. under Paragraph (1), and an application for adjudications under Paragraph (2).

Article 79 (Protection of Telecommunications Facilities)

(1) No person shall destruct the telecommunications facilities, and obstruct the flow of telecommunications by impeding the function of telecommunications facilities by means of having other objects contact them or by any other devices.

(2) No person shall stain the telecommunications facilities or damage the measurement marks of the telecommunications facilities by means of throwing objects to the telecommunications facilities or fastening an animal, vessel or a log raft thereto.

(3) A key communications business operator may, if necessary for the protection of submarine communications cable and their peripheral equipment (the “Submarine Cable”), file an application to the Minister of Ministry of Science, ICT and Future Planning for the designation of alert areas for the Submarine Cable. < Amended on Mar. 23, 2013>

(4) Upon receiving an application pursuant to Paragraph (3), the Minister of Ministry of Science, ICT and Future Planning may consider the necessity of such designation and may designate and publicly notify the alert areas for the Submarine Cable through consultation with the relevant state administrative agency. < Amended on Mar. 23, 2013>

(5) Designation applications, methods and procedures of such designation and its public notification, and methods of alert area indication shall be determined by the Enforcement Decree.

Article 80 (Moving of Facilities, etc.)

(1) The owners or possessors of the land, etc. may, in case where the telecommunications facilities of a key communications business operator have become an obstacle to a use of the land, etc. due to changes in the purpose of use or in the methods of using the land, etc. where such facilities are located, or the land adjacent to it, request a key communications business operator to move the telecommunications facilities, and take other measures necessary for removing the obstacles.

(2) A key communications business operator shall, upon receipt of a request under Paragraph (1), take necessary measures, except for the cases where such measures are difficult to be taken for a business performance or technologies.

(3) Expenses necessary for taking the measures under Paragraph (2) shall be borne by the person who provided the cause for the move or taking other measures necessary for removing the obstacles after the installation of the subject telecommunication facilities: Provided, That in the event the person who bears the expenses is the owner or possessor of the land and falls under any one of the following subparagraphs, the key communication business operator may reduce or exempt the person’s expenses, considering the indemnification amount paid at the time of installation of the telecommunication facilities and the amount of time it took to build the telecommunication facilities:

1. Where the key communication business operator establishes and implements a plan to move the telecommunication facilities or remove other obstacles;

2. Where the moving the telecommunication facilities or removal of other obstacles is beneficial to other telecommunication facilities;

3. Where the state or a local autonomous entity demands such moving of telecommunication facilities or removal of other obstacles; or

4. Where the telecommunication facilities within private land are being removed because they greatly obstruct the use of such land.

Article 81 (Cooperation of Other Organizations, etc.)

A key communications business operator may ask the related public agencies for a cooperation, in case where the operation of vehicles, vessels, airplanes and other carriers for the installation and preservation of his telecommunications facilities is necessary. In this case, the public agency in receipt of a request for cooperation shall comply with it, unless there exist any justifiable reasons.

Article 82 (Inspection Report, Etc.)

(1) When necessary for establishing telecommunication policies and other cases specified under the Enforcement Decree of the Act, the Minister of Ministry of Science, ICT and Future Planning may inspect the facility status, accounting books and documents of installers of telecommunications facilities or demand them to make a report on the facilities. < Amended on Mar. 23, 2013>

(2) When there is an installer telecommunications facilities in violation of this Act, the Minister of Ministry of Science, ICT and Future Planning may order the removal of the relevant facilities or other necessary actions. < Amended on Mar. 23, 2013>

CHAPTER VI SUPPLEMENTARY PROVISIONS

Article 83 (Protection of Communication Secrecy)

(1) No person shall infringe on or divulge the secrecy of communication dealt with by telecommunications business operator.

(2) A person who is or has been engaged in the telecommunications service shall not divulge others’ secrecy obtained with respect to communication while in office.

(3) A telecommunications business operator may comply with a request for the perusal or the provision of the data falling under each of the following subparagraphs (hereinafter referred to as the “supply of communication data”) from a court, a prosecutor, the head of an investigation agency (including the head of any military investigation agency, the commissioner of the National Tax Service and the commissioners of regional Tax Offices); hereinafter the same shall apply) and the head of an intelligence and investigation agency, who intends to collect information or intelligence for the purpose of the prevention of any threat to a trial, an investigation (including an investigation of any transgression taken place during commission of any crime falling under Article 10(1), (3) or (4) of the Punishment of Tax Evaders Act), the execution of a sentence or the guarantee of the national security:

1. Names of users;

2. Resident registration numbers of users;

3. Addresses of users;

4. Phone numbers of users;

5. IDs of users (referring to the identification codes of users that are used to identify the rightful users of computer systems or communications networks); and

6. Dates on which users subscribe or terminate their subscriptions.

(4) The request for supply of communication data under Paragraph (3) shall be made in writing (hereinafter referred to as a “written request for data supply”), which states a reason for such request, relation with the relevant user and the scope of necessary data: Provided, That where an urgent reason exists that makes a request in writing impossible, such request may be made without resorting to writing, and when such reason disappears, a written request for data supply shall be promptly filed with the telecommunications business operator.

(5) A telecommunications business operator shall, where he has supplied the communication data pursuant to the procedures of Paragraphs (3) and (4), keep the ledgers as prescribed by the Enforcement Decree, which contain necessary matters such as the facts of supplies of communication data, and the related data such as the written requests for data supply, etc.

(6) A telecommunications business operator shall report, to the Minister of Ministry of Science, ICT and Future Planning, twice a year the current status, etc. of supplying the communication data, by the methods prescribed by the Enforcement Decree, and the Minister of Ministry of Science, ICT and Future Planning may check whether the content of a report made by a telecommunications business operator is authentic and the management status of related data according to Paragraph (5). < Amended on Mar. 23, 2013>

(7) A telecommunications business operator shall, by the methods prescribed by the Enforcement Decree, notify the contents entered in the ledgers according to Paragraph (5) to the head of a central administrative agency whereto a person requesting supply of communications data according to Paragraph (3) belongs: Provided, That in the event that a person who asks for providing the communications data is a court, the relevant telecommunications business operator shall notify the Minister of the Court Administration thereof.

(8) A telecommunications business operator shall establish and operate a setup in full charge of the affairs related to the users’ communication secrets; and the matters concerning the function and composition, etc. of the relevant setup shall be prescribed by the Enforcement Decree.

(9) Matters necessary for the scope of persons holding the decisive power on information request shall be prescribed by the Enforcement Decree.

Article 84 (Notice of Transmitter’s Telephone Number)

(1) The telecommunications business operator may, upon request from the recipient, notify him of the transmitter’s telephone number, etc.: Provided, that this shall not apply to the case where the transmitter expresses his content to refuse the transmission of his telephone number.

(2) Notwithstanding the proviso of Paragraph (1), the telecommunications business operator may, in any of the following cases notify the recipient of the transmitter’s telephone number

1. Where the recipient requests according to the requisites and procedures set by the Enforcement Decree in order to protect the recipients from the violent language, intimidations, harassments, etc.;

2. Where it is prescribed by Enforcement Decree for national security, crime prevention, disaster relief, etc. when providing phone services with special numbers.

(3) Deleted <Oct., 15, 2014>

(4) Deleted <Oct. 15, 2014>

Article 84-2 (Prevention of False Display of Telephone Number and Protection of Users)

(1)	No person shall fraudulently display outgoing telephone number by altering, etc. the telephone number, when he makes a call (including text messages; hereinafter in this article, the same shall apply.) in order to take a profit in property by cheating another person or to inflict harm including violent language, intimidations, harassments, etc.

(2)	No person shall provide, for profit, the service that enables another person to fraudulently display—by altering, etc.—outgoing telephone number. Provided, however, this provision under Paragraph (2) shall not apply in the event any justifiable grounds for exception exist (e.g., for public interest or recipient’s convenience).

(3)	Telecommunications business operators shall take each of the following measures to prevent users from being damaged by fraudulently displayed telephone number. Provided, however, the foregoing shall not apply in case there exist justifiable grounds under the proviso of Paragraph (2).

1.	Measure to block a caller from sending fraudulently displayed—via altering, etc.—telephone number or to correct the fraudulently displayed caller’s phone number before transmitting it to the recipient;

2.	Measure to inform that a call is made from a foreign country, in case the call is from overseas;

3.	Measure to suspend the provision of telecommunication services to the relevant line of the caller who fraudulently displayed, via altering, etc., his telephone number;

4.	Other matters determined to protect users by the Minister of Ministry of Science, ICT and Future Planning;

(4) The Minister of Ministry of Science, ICT and Future Planning may request a telecommunications business operator to submit, or enable the Minister to read, the following materials or may conduct a necessary examination, to confirm the implementation of the measure under Paragraph (3) or to prevent the spread of damage to users.

1. Blocked telephone number, blocking time, and the name of an entity that made the call, in case the telecommunications business operator has blocked a caller’s telephone number that was fraudulently displayed, via alteration, etc.;

2. The name of the entity that made a call, in case a recipient has made a report on fraudulently displayed, via alteration, etc. telephone number;

3. Other relevant materials that may confirm the implementation of each measure under Paragraph (3).

(5) To confirm the implementation of the measures under Paragraph (3) and enforce the measures under Paragraph (4), the Minister of Ministry of Science, ICT and Future Planning may entrust the National Internet Development Agency under Article 52 of the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc. with tasks as determined by the Enforcement Decree.

(6) The Minister of Ministry of Science, ICT and Future Planning may determine and announce the justifiable grounds under the proviso of Paragraph (2) and specific procedures and methods for implementation of the measures under each of subparagraphs of Paragraph (3) and implementation of Paragraph (4).

(7) Article 64, Article 64-2, and Article 69 of the Act on Promotion of Information and Communications Network Utilization and Information Protection, Etc. shall apply mutatis mutandis to the perusal or provision of the materials under Paragraph (4).

[This Article Newly Inserted on Oct. 15, 2014]

Article 85 (Restriction and Suspension of Business)

The Minister of Ministry of Science, ICT and Future Planning may order the telecommunications business operators to restrict or suspend the whole or part of telecommunications service under the conditions as prescribed by the Enforcement Decree, when there occurs or is likely to occur a national emergency of war, incident, natural calamity, or that corresponding to them, or when other unavoidable causes exist, and when necessary for securing important communications. < Amended on Mar. 23, 2013>

Article 86 (Approval for International Telecommunications Services)

(1) When there exist special provisions in the treaties or agreements on international telecommunications business joined by the Government, those provisions shall govern.

(2) A telecommunications business operator shall, where he intends to conclude international telecommunications business as prescribed by the contract on cross-border provision of key communications services under Article 87(1) and the Enforcement Decree, obtain approval from the Minister of Ministry of Science, ICT and Future Planning fulfilling the requisites prescribed by the Enforcement Decree and the same shall apply to the case where he intends to alter or abolish such agreement or contract. Provided that such telecommunications business operator who has satisfied each of the following requirements may enter into a contract without approval of the Minister of Ministry of Science, ICT and Future Planning: < Amended on Mar. 23, 2013, Aug. 13, 2013>

1. A person who intends to provide key communications services is a citizen of a signatory nation to a free trade agreement entered effect into between the Republic of Korea and one or more other countries and set forth and publicly notified by the Minister of Ministry of Science, ICT and Future Planning;

2. Key communications services transmitting sounds, data, videos, etc. regarding television broadcast or radio broadcast between TV business operators are provided through man-made satellites; and

3. Such operator does not provide key communications service between domestic TV business operators.

(3) A telecommunications business operator providing key communications services shall, where he concludes an agreement or a contract with a foreign government or a foreigner with respect to the adjustments of fees following the handling of international telecommunications services, report such to the Minister of Ministry of Science, ICT and Future Planning, provided that the foregoing is not applicable in case the size of telecommunications facilities, paid-in capital, number assignment, etc. satisfy the standards specified under the Enforcement Decree of the Act. < Amended on Mar. 23, 2013>

(4) Deleted. < on Aug. 13, 2013>

(5) Details on the report under Paragraph (3) shall be determined and publicly announced by the Minister of Ministry of Science, ICT and Future Planning. < Amended on Mar. 23, 2013, Aug. 13, 2013>

Article 87 (Cross-Border Provision of Key Communications Services)

(1) A person, who intends to provide key communications service from abroad into the homeland without establishing a domestic business place (hereinafter referred to as the “cross-border provision of key communications services”), shall conclude a contract on cross-border provision of key communications services with a domestic key communications business operator or a specific communications business operator who provides the same key communications service.

(2) The provisions of Articles 28, 32, 33, 45 through 47, 50 through 55, 83, 84, 84-2, 85, 88, and 92, and Article 44-7 of the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc. shall apply mutatis mutandis to the provision of services as determined in a contract by a key communications business operator or a specific communications business operator who has concluded the contract under Paragraph (1). <Amended on Oct. 15, 2014>

(3) Where a person, who intends to provide a cross-border key communications service under Paragraph (1), or a key communications business operator or a specific communications business operator, who has concluded a contract with him, violates the relevant provisions which applies mutatis mutandis under Paragraph (2), the Minister of Ministry of Science, ICT and Future Planning may cancel approval under Article 86 (2), or issue an order to suspend a cross-border provision of the whole or part of key communications services as determined in the relevant contract, with fixing a period of not more than one year. < Amended on Mar. 23, 2013>

(4) Criteria and procedures for dispositions under Paragraph (3) and other necessary matters shall be determined by the Enforcement Decree.

Article 87-2 (Display, etc. of Warning)

(1) Any person who manufactures or imports/sells mobile communications terminals may display, on a mobile communications terminal, a warning of the danger of using a mobile communications terminal on the move.

(2) The government may provide necessary support including the cost required under Paragraph (1).

(3) Matters necessary for the content, method, etc. of displaying a warning under Paragraph (1) shall be determined and announced by the Minister of Ministry of Science, ICT and Future Planning.

[This Article Newly Inserted on Oct. 15, 2014]

Article 88 (Report, etc. on Statistics)

(1) A telecommunications business operator shall report the statistics on a provision of telecommunications service as prescribed by the Enforcement Decree, such as a current status of facilities by telecommunications service, subscription record, current status of users, and the data related to telephone traffic required for the imposition and collection of fees, to the Minister of Ministry of Science, ICT and Future Planning under the conditions as determined by the Enforcement Decree, and keep the related data available. < Amended on Mar. 23, 2013>

(2) A key communications business operator and stockholders thereof, or the specific communications business operator and stockholders thereof shall submit the related data necessary for a verification of the facts of Article 8, pursuant to the provisions of the Enforcement Decree. < Amended on Mar. 23, 2013>

(3) The Minister of Ministry of Science, ICT and Future Planning may, in order to verify the facts under Paragraph (2), or to examine the genuineness of the data submitted, request the administrative agencies and other related agencies to examine the data submitted or to submit the related data. In this case, the agencies in receipt of such request shall accede thereto unless there exist any justifiable reasons. < Amended on Mar. 23, 2013>

Article 89 (Hearing)

The Minister of Ministry of Science, ICT and Future Planning shall, in case where he intends to make a disposition falling under any of the following subparagraphs, hold a hearing: < Amended on Mar. 23, 2013>

1. Cancellation, in whole or part, of license for a key communications business operator under Article 20 (1);

2. Cancellation, in whole or part, of registration of a specific communications business under Article 27 (1);

3. Closedown, in whole or part, of a value-added communications business under Article 27 (2); and

4. Cancellation of approval under Article 87 (3).

Article 90 (Imposition, etc. of Penalty Surcharge)

(1) The Minister of Ministry of Science, ICT and Future Planning may impose a penalty surcharge equivalent to the amount of not more than 3/100 of the sales amount that is calculated under the conditions as prescribed by the Enforcement Decree in lieu of the relevant business suspension, in case where he has to order a business suspension to a telecommunications business operator who falls under subparagraphs of Article 20 (1) or subparagraphs of Article 27 (1) and (2), or a suspension of relevant business is likely to cause substantial inconveniences to the users, etc. of relevant business or to harm other public interests. If the telecommunications business operator refuses to submit the data used for calculation of turnover or submits erroneous data, an estimate of the turnover can be assessed based on the financial statement of those who provide similar services in the same industry (accounting documents, number of subscribers, usage fee and business operation status): Provided, That in the event that the sales amount is nonexistent or difficult to calculate the sales amount, as prescribed by the Enforcement Decree, the Minister of Information and Communication may impose a penalty surcharge not exceeding 1 billion won. < Amended on Mar. 23, 2013>

(2) When the Minister of Ministry of Science, ICT and Future Planning orders cessation of use in regard to proprietary telecommunications facilities under Article 67(2), it may replace such order with a fine not exceeding 1 billion won if such order causes significant inconvenience to users of telecommunication services provided with the use of the relevant proprietary telecommunications facilities or other public harm is expected. < Amended on Mar. 23, 2013>

(3) Specific standards for the imposition of penalty surcharge under Paragraph (1) and (2) shall be determined by the Enforcement Decree.

(4) Article 52(5) through (8) shall apply in regard to penalty surcharge, demand for payment and return surcharge. <Amended on Oct. 15, 2014>

Article 91 (Extension of Time Limit of Payment of Penalty Surcharge and Payment in Installments)

(1) Where a penalty surcharge to be paid by a telecommunications business operator under Articles 53 and Article 90 exceeds the amount as prescribed by the Enforcement Decree, and where deemed that a person liable for a payment of penalty surcharge finds it difficult to pay it in a lump sum due to the reasons falling under any one of the following subparagraphs, the Minister of Ministry of Science, ICT and Future Planning or the Korea Communications Commission may either extend the time limit of payment, or have him pay it in installments. In this case, the Minister of Ministry of Science, ICT and Future Planning or the Korea Communications Commission may, if deemed necessary, have him put up a security therefor: < Amended on Mar. 23, 2013>

1. Where he suffers a severe loss of property due to natural disasters or fire;

2. Where his business faces a serious crisis due to an aggravation of his business environments; and

3. Where it is expected that he will be in great financial difficulty if he pays the penalty surcharge in a lump sum.

(2) Matters necessary for an extension of the deadline for payment of a penalty surcharge, the payment in installments and the laying of a security shall be prescribed by the Enforcement Decree.

Article 92 (Correction Orders, etc.)

(1) The Minister of Ministry of Science, ICT and Future Planning or Korea Communications Commission shall issue correction orders in case where a telecommunications business operator falls under any of the following subparagraphs: < Amended on Mar. 23, 2013, Aug. 13, 2013, Oct. 15, 2014>

1. Where it violates Articles 3, 4, 4-2, 6, 9 through 11, 14 through 22, 22-3, 23, 24, 26 through 28, 30 through 32, 32-3, 32-4, 32-6, 32-7, 33 through 44, 47 through 49, 51, 56 through 60, 60-2, 60-3, 61, 62, 64 through 67, 69, 73 through 75, 79 or 82 through 84, 84-2, 85 through 87, and 88 or any order thereunder;

2. Where the procedures for business performances of telecommunications business operator are deemed to inflict significant harms on the users’ interests; and

3. Where he fails to take swift measures necessary for removing obstructions such as repairs, etc. when impediments have occurred to the supply of telecommunications services.

(2) The Minister of Ministry of Science, ICT and Future Planning may order a telecommunications business operator to conduct the matters of the following subparagraphs, when necessary for development of telecommunications: < Amended on Aug. 13, 2013>

1. Integrated operation and management of telecommunications facilities, etc.;

2. Expansion of communications facilities for the enhancement of social welfare;

3. Construction and management of communications networks for important communications necessary to achieve efficient performance of State’s functions, determined by the Enforcement Decree; and

4. Other matters as prescribed by the Enforcement Decree.

(3) The Korea Communications Commission may order the persons falling under any of the following subparagraphs to take measures, such as the suspension of acts to provide telecommunications service or the removal of telecommunications facilities, etc.: <Amended on Mar. 23, 2013, Oct. 15, 2014>

1. Persons who operate a key communications business without obtaining a permit under Article 6 (1);

2. Persons who operate a specific communications business without making a registration under Article 21 (1);

3. Persons who operate a value-added communications business without making a report under Article 22 (1);

4. Persons who operate a value-added communications business of a special type without making a registration under Article 22 (2).

(4) The Minister of Ministry of Science, ICT and Future Planning or the Korea Communications Commission may extend the period only once in case it is acknowledged that a telecommunications business operator cannot implement the order within the period provided by the order under Paragraphs (1) through (3) due to natural disaster or other unavoidable reason. <Newly Inserted on Oct. 15, 2014>

(5) The government may subsidize the expenses for construction and management of the important communications in order to secure the important communications in Subparagraph 3 of Paragraph (2). < Newly Inserted on Aug. 13, 2013, Oct. 15, 2014>

Article 93 (Delegation of Authority)

The Minister of Ministry of Science, ICT and Future Planning or the Korea Communications Commission may partially delegate its authority under this Act to the head of affiliated agency, as prescribed by Enforcement Decree. < Amended on Mar. 23, 2013>

CHAPTER VII PENAL PROVISIONS

Article 94 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than five years or by a fine not exceeding 200 million won:

1. A person who runs a key communications business without obtaining a license under Article 6 (1);

2. A person who has operated key communications services in violation of partial cancellation of license under Article 20(1);

3. A person who obstructs the flow of telecommunications by impeding a function of telecommunications facilities by means of damaging telecommunications facilities, or having the objects contacted thereon and other methods, in violation of Article 79 (1);

4. A person who divulges other’s secrets with respect to communications which have been known to him while in office, in violation of Article 83 (2);

5. A person who supplies communication data, and person who receives such supply, in violation of Article 83 (3).

Article 95 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than three years or by a fine not exceeding 150 million won: <Amended on May 19, 2011>

1. A person who refuses a provision of telecommunications service without any justifiable reasons, in violation of Article 3 (1);

2. A person who violates a disposition taken to suspend his business under Article 20 (1);

3. A person who operates a specific communications business without making a registration under Article 21 (1);

3-2. A person who operated a value-added telecommunications business without making a registration under Article 22 (2);

4. A person who has operated specific communications services in violation of partial cancellation of license under Article 27(1);

5. A person who fails to implement an order under Article 52 (2);

6. A person who obstructs the measurement of line tracks, etc. and the installation and preservation activities of telecommunications facilities under Article 73 (2);

7. A person who encroaches upon or divulges a secret of communications handled by telecommunications business operator, in violation of Article 83 (1).

Article 95-2 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than three years or by a fine not exceeding 100 million won: <Amended on October, 15, 2014>

1.	A person who has disclosed another’s secret during his term of office in violation of Article 4-2(3);

2.	A person who, in violation of Article 32-4 (1) 1, opens a mobile communications terminal in another’s name on condition that he would provide or finance funds and uses the telecommunication service provided to the mobile communications terminal or uses the mobile communications terminal to collect the relevant funds;

3.	A person who, in violation of Article 32-4 (1) 2, solicits, arranges or mediates, or advertises a contract concerning the provision of telecommunication service required for the use of a mobile communications terminal on condition that he will provide or finance funds;

4.	A person who, in violation of Article 84-2 (1), fraudulently displays outgoing telephone number by altering, etc. it when he makes a call (including text messages) in order to take a profit in property by cheating another person or inflict harm including violent language, intimidations, harassments, etc.

5.	A person who, in violation of Article 84-2 (2), provides, for profit, the service that enables another person to fraudulently display—by altering, etc.—outgoing telephone number.

[This Article Newly Inserted on Aug. 13, 2013]

Article 96 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than two years or by a fine not exceeding 100 million won: < Amended on Aug. 13, 2013, Oct. 15, 2014>

1. A person who fails to obtain a modified license under Article 16;

2. A person who fails to obtain approval under Articles 17 (1) and 42 (4);

3. A person who fails to obtain an authorization under the text of Article 18 (1) other than sub-paragraphs or approval according to Article 19 (1);

4. A person who violates Article 18 (9) by unifying communication networks, appointing officers, executing any other activities such as transferring, consolidating, enforcing a facilities sales contract or taking follow-up measures relating to establishment of a company before receiving a license;

5. A person who violates user protection measures ordered under Article 19(2) or Article 20(3);

6. A person who runs the value-added communications business without making a report under Article 22(1);

6-2. A person who violates Article 22-3(2) by incapacitating—via removal or alteration, or circumvention of—the technical measures under Article 22-3 (1) without reasonable authority;

7. A person who violates a disposition taken to suspend his business under Article 27(1);

8. A person who fails to execute the order given to discontinue his business under Article 27 (2);

9. A person who fails to subscribe for a guarantee insurance in violation of Article 32(4);

10. A person who discloses, uses or provides the information, in violation of the text of Article 43 (1) or Paragraph (2) of the same Article;

10-2. A person who, for the purpose of disturbing the suspension of use of telecommunications termination equipment reported lost or stolen to communications business operators, damages, counterfeits or alters the Identification number of the telecommunications termination equipment, in violation of Article 60-3;

11. A person who fails to implement the partial restriction or cessation measure ordered pursuant to Article 85;

12. A person who fails to obtain approval, approval for alteration, or approval for abolition, under Article 86 (2).

Article 97 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than one year or by a fine not exceeding 50 million won: <Oct. 15, 2014>

1. A person who fails to execute the order given under Articles 10(5), 18 (8) or 12 (2) (including a case where the provisions are applied mutatis mutandis under Article 4 (4) of the Addenda of the Telecommunications Business Act amended by Act No. 5385) or Article 13(9);

2. A person who fails to make a report under provisos of Article 18 (1) other than sub-paragraphs;

3. A person who fails to make a modified registration under Article 23;

4. A person who fails to make a report under Article 24;

5. A person who violates a disposition taken to suspend his business under Article 27 (2);

6. A person who provides telecommunications service without making a report or modification report under Article 28(1) and the proviso of (2) or receiving an authorization or modification approval under Paragraph (2) of the same Article;

7. A person who intermediates other person’s communication or furnishes for use by other person, by making use of telecommunications services rendered by the telecommunications business operator, in contravention of the provisions of the text of Article 30 other than subparagraphs.

Article 98 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than one year or by a fine not exceeding 10 million won:

1. A person who installs or modifies significant telecommunications facilities without making a report under the main text of Article 62(1) or has installed telecommunications facilities without obtaining approval under the proviso of the same Article;

2. A person who installs proprietary telecommunications facilities without making a report or modification report under Article 64(1);

3. A person who interconnects other’s communication through proprietary telecommunication facilities or uses it outside its purpose in violation of Article 65(1);

4. A person who violates an order under Article 66(1) to handle telecommunication services or other communication services or connect the pertinent facilities to other telecommunications facilities;

5. A person violates a usage cessation order under Article 67(2) or an order under Paragraph (3) of the same article;

6. A person violates an order for removal of telecommunications facilities or other corrective measures under Article 82(2).

Article 99 (Penal Provisions)

A person who commits any of the prohibited acts under Article 50(1) (excluding providing telecommunications services not in accordance with the standard usage terms and conditions under Article 50(1)5) shall be punished by a fine not exceeding 300 million won.

Article 100 Deleted <Oct. 15, 2014>

Article 101 (Penal Provisions)

A person who stains the telecommunications facilities or damages the measurement marks of the telecommunications facilities, in violation of Article 79 (2) shall be punished by a fine not exceeding one million won.

Article 102 (Attempted Criminal)

An attempted criminal under subparagraphs 3 and 4 of Article 94 and subparagraph 7 of Article 95 shall be punished.

Article 103 (Joint Penal Provisions)

When a representative of a juristic person or an agent, an employee or any other employed person of the juristic person or individual commits violation under Articles 94, 95, 95-2 and 96 through 99 in connection with the business of such juristic person or individual, then a fine under the related Article shall be imposed on the juristic person or individual, in addition to the punishment of the violator except in cases where such juristic person or individual has not been lax in exercising due care and supervision in regard to the relevant business to prevent such violation. <This Article Wholly Amended by Act No. 9702, May. 21, 2009> < Amended on Aug. 13, 2013>

Article 104 (Fine for Negligence)

(1) A person who rejects or interferes with or avoids the inspection under Article 51(2) shall be punished by a fine for negligence not exceeding 50 million won. <Newly Inserted on Oct. 15, 2014>

(2) A person who falls under any one of the following subparagraphs shall be punished by a fine for negligence not exceeding 30 million won: < Amended on Oct. 15, 2014>

1. A person who refuses or impedes a temporary use of private telecommunications facilities or lands under Article 73 (2), without justifiable reasons;

2. A person who refuses or impedes an entry to the land, etc. under Article 74 (2), without justifiable reasons;

3. A person who refuses the moving, alteration, repair and other measures on the obstacles, etc. under Article 75 (1), or the request for removal of the plants under Article 75 (2), without justifiable reasons;

4. A person who fails to take measures under each of the subparagraphs under Article 84-2(3).

(3) A person who falls under any one of the following subparagraphs shall be punished by a fine for negligence not exceeding 20 million won: <Amended on Oct. 15, 2014>

1. A person who violates Article 22(3)1 by failing to take technical measures or violates Article 22(3)3 by failing to record/manage the status of the operation/management of technical measures;

2. A person who violates Article 32-3(2) by failing to not suspend the provision of telecommunication services;

3. A person who violates Article 44(2) by failing to apply for approval in regard to execution of an agreement.

(4) A person falling under any of the following shall be punished by a fine not exceeding 15 million won: <Amended on Oct. 15, 2014>

1.	A person who fails to report in regard to execution of an agreement in violation of Article 44(1) or Article 44(3);

2.	A person who fails to make a report under the main text of Article 86(3).

(5) A person who falls under any one of the following subparagraphs shall be punished by a fine for negligence not exceeding ten million won: < Amended on Mar. 23, 2013, Aug. 13, 2013, Oct. 15, 2014>

1. A person who fails to make a report as referred to in Article 10 (2) or to comply with a request for providing the data or an order to attend as referred to in Article 11 (3) or (4);

2. A person who, in violation of Article 19 (1), fails to notify the user 60 days prior to the expected date of termination;

2-2. A person who fails to respond to the Korea Communications Commission’s order to submit data under Article 22-3(4) or who submits false data;

3. A person who fails to make a report under Article 26;

4. A person who violates the obligation (excluding the effort to prevent users from being damaged) concerning the protection of users under Article 32 (1);

4-2. A person who fails to implement the order of submission of data under the latter part of Article 32(2);

4-3. A person who fails to send the copy of a contract in violation of Article 32(3);

5. A person who fails to comply with an order to submit data issued by the Minister of Ministry of Science, ICT and Future Planning under Article 35 (6) or submits false data;

6. A person who fails to make a public announcement of the technical standards, and the standards for use and provision, or the standards for a creation of fair competitive environments, in violation of Article 42 (4);

6-2. A person who fails to provide information regarding telecommunications services standards in violation of Article 42(5);

7. A person who fails to observe the publicly announced matters under Article 48(2), in violation of Article 48 (3);

8. A person who refuses, avoids, or intervenes with the order to submit information or object under Article 51 (5), or the temporary custody of the information or object submitted under the same Article;

9. A person who fails to execute orders given to furnish related data under the provisions of Article 56 (3);

10. A person who has used proprietary telecommunications facilities without receiving confirmation under Article 62(1);

11. A person who refuses or interferes with inspection under Article 82(1);

12. A person who fails to report under Article 82(2) or makes a false report;

13. A person who fails to keep related data or makes false entries in such data, in contravention of the provisions of Article 54 (5);

14. A person who does not report the contents in the ledgers, including provision of telecommunications data, to the head of central administrative agency in violation Article 83(7);

15. A person who fails to respond to the perusal/submission and inspection of the data under Article 84-2(4) or submits false data;

16. A person who fails to make reports or submit the data under Article 88, or falsely do such acts;

17. A person who fails to follow correction orders, etc., under Article 92(1) to (3).

(6) The fine for negligence under Paragraphs (2) through (5) shall be imposed and collected by the Minister of Ministry of Science, ICT and Future Planning, under the conditions as prescribed by the Enforcement Decree: Provided that the fine for negligence under Paragraph (1), Paragraph (3)1, and subparagraphs 2-2, 4-2, and 8 of Paragraph (5) shall be imposed and collected by the Korea Communications Commission and the fine for negligence under subparagraph 17 of Paragraph (5) shall be imposed and collected by the Minister of Ministry of Science, ICT and Future Planning or the Korea Communications Commission in accordance with the business affairs under the control of each of them. < Amended on Mar. 23, 2013, Oct. 15, 2014>

ADDENDUM <Act No. 12761, Oct. 15, 2014>

Article 1 (Enforcement Date)

This Act shall enter into force six months after the date of its promulgation. Provided, however, the amended provisions of Article 9 and Article 32-3 shall enter into force from the date of promulgation.

Article 2 (Application of Provisions concerning Report and Disclose of Supplementary Agreement)

The amended provisions of Article 44(3) shall apply even if 30 days have not passed after a supplementary agreement was executed/amended/abolished at the time of this Act entering into force.

Article 3 (Transitional Measures concerning Reasons for Disqualification including an Incompetent)

Notwithstanding the amended provision of Article 9(1)1, the previous provisions shall apply to the person who has been declared incompetent or quasi-incompetent under Article 2 of Addenda (Act No. 10429, Mar. 7, 2011) to the Civil Act and such declaration remains effective at the time of the same amended provision entering into force.

Article 4 (Transitional Measures concerning Registration of Value-Added Communications Business)

A person who operates a value-added communications business under the previous provisions at the time of this Act entering into force and who falls under the amended provision of Article 2(13)B shall make a registration under the amended provision of Article 22(2) within six months of the date of this Act entering into force.

Article 5 (Transitional Measures concerning Technical Measures, etc.)

A value-added communications business of a special type registered under Article 22(2) at the time of this Act entering into force shall take measures, etc. under the amended provisions of Article 22-3(1) and (3) within six months of the date of this Act entering into force.

Article 6 (Transitional Measures concerning Penal Provisions and Fine for Negligence)

In applying penal provisions or provisions concerning the fine for negligence against a violation committed before this Act enters into force, the former provisions shall apply.